Exhibit 10.11

AMENDED AND RESTATED LEASE

BY AND BETWEEN

MENLO BUSINESS PARK, LLC, LESSOR

AND

PACIFIC BIOSCIENCES OF CALIFORNIA, INC., LESSEE

Menlo Business Park

1505 Adams Drive

and

1525 O’Brien Drive

Menlo Park, California 94025

December 17, 2007

i

SCHEDULE OF EXHIBITS

EXHIBIT “A-1”	Legal Description – 1505 Adams Drive (Existing Premises)
EXHIBIT “A-2”	Legal Description – 1525 O’Brien Drive (Expansion Premises)
EXHIBIT “B”	Menlo Business Park Master Plan
EXHIBIT “C-1”	Floor Plan – 1505 Adams Drive (Existing Premises)
EXHIBIT “C-2”	Floor Plan – 1525 O’Brien Drive (Expansion Premises)
EXHIBIT “D”	Furniture Systems to be Installed in Building #13
EXHIBIT “E”	1525 O’Brien Drive Commencement Memorandum
EXHIBIT “F”	Lessee’s Hazardous Materials
EXHIBIT “G”	Tenant Improvement Work
EXHIBIT “H”	Right of First Offer Space

ii

AMENDED AND RESTATED LEASE

Building #16

1505 Adams Drive

and

Building #13

1525 O’Brien Drive

Menlo Park, California 94025

THIS AMENDED AND RESTATED LEASE, referred to herein as “this Lease,” is made and entered into as of December 17, 2007 (the “Effective Date”) by and between MENLO BUSINESS PARK, LLC, a California limited liability company, hereafter referred to as “Lessor,” and PACIFIC BIOSCIENCES OF CALIFORNIA, INC., a Delaware corporation, hereafter referred to as “Lessee” or “Pac Bio, Inc.”

RECITALS:

A. Lessor is the owner of (1) the real property located in Menlo Business Park, Menlo Park, California, commonly referred to as 1505 Adams Drive, more particularly described on Exhibit “A-1” attached hereto and incorporated by reference herein, consisting of a parcel of land containing approximately 1.62 acres, together with all easements and appurtenances thereto (the “Building #16 Land”) and the existing building thereon containing approximately 30,240 rentable square feet (“Building #16”), and all other improvements located thereon (collectively, the “Building #16 Improvements”), and (2) the real property located in Menlo Business Park, Menlo Park, California, commonly referred to as 1525 O’Brien Drive, more particularly described on Exhibit “A-2” attached hereto and incorporated by reference herein, consisting of a parcel of land containing approximately 3.68 acres, together with all easements and appurtenances thereto (the “Building #13 Land”) and the existing building thereon containing approximately 74,300 rentable square feet (“Building #13”) and all other improvements located thereon (collectively, the “Building #13 Improvements”). The Building #16 Land and the Building #16 Improvements are referred to herein collectively as the “Building #16 Property.” The Building #13 Land and the Building #13 Improvements are referred to herein collectively as the “Building #13 Property.” The Menlo Business Park Master Plan is attached hereto as Exhibit “B” and incorporated by reference herein. The floor plan of Building #16 is attached hereto as Exhibit “C-1” and incorporated by reference herein. The floor plan of Building #13 showing the expansion premises to be leased by Lessee pursuant to this Lease is attached hereto as Exhibit “C-2” and incorporated by reference herein.

B. Lessor and Lessee entered into a Lease dated as of August 30, 2004, which was amended by First Amendment to Lease dated August 15, 2005, and further amended by Second Amendment to Lease dated January 23, 2007 (the “Building #16 Lease”) for the entire space in Building #16 consisting of a total of 30,240 rentable square feet, as shown on the floor plan of Building #16 attached hereto as Exhibit “C-1” (the “Building #16 Premises”).

C. Lessor and Lessee wish to enter into this Lease (1) to amend and restate the Building #16 Lease in its entirety, as hereafter provided, and (2) to provide for the lease by Lessor to Lessee of a portion of Building #13 that is physically separated from adjoining space in Building #13, and consisting of approximately 31,560 rentable square feet as shown on the floor plan of Building #13 attached hereto as Exhibit “C-2” (the “Building #13 Premises”).

NOW, THEREFORE, the parties agree as follows:

1. Lease.

(a) The Building #16 Lease is hereby amended and restated in its entirety as provided in this Lease, and as so amended and restated, (1) as of the Effective Date Lessor hereby leases to Lessee, and Lessee leases from Lessor, the Building #16 Premises consisting of approximately 30,240 rentable square feet at the rental rate and upon the terms and conditions set forth herein; and (2) as of the Commencement Date of this Lease with respect to the Building #13 Premises as provided Paragraph 2(b), Lessor hereby leases to Lessee, and Lessee leases from Lessor, the Building #13 Premises consisting of approximately 31,560 rentable square feet at the rental rate and upon the terms and conditions set forth herein.

(b) Lessee shall have the right to use all of the on-site parking spaces on the Building #16 Land and Lessee’s pro rata share of the on-site parking spaces on the Building #13 Land pursuant to Paragraph 29, and the right to use the common areas of Building #16 and the non-exclusive right to use the common areas of Building #13, respectively, and other Improvements on the Building #16 Property and the Building #13 Property, respectively, intended for use by the tenants of said Buildings. “Lessee’s Share” of Building #16 is 100%. “Lessee’s Share” of Building #13 is 42.48%, based upon the pro rata rentable square feet of the Building #13 Premises as compared to the total rentable square feet of Building #13 (31,560/74,300).

(c) Lessor grants to Lessee the right to use at no additional cost to Lessee Lessor’s existing equipment and fixtures located in the Building #16 Premises in accordance with Paragraph 14(a).

(d) Lessor grants to Lessee the right to use at no additional cost to Lessee all of the furniture owned by Lessor located as of the date hereof in the Building #13 Premises, including, but not limited to, cubicles, chairs, office furniture, conference room furniture and wiring network. Lessee shall have the right to reconfigure the existing furniture systems. Lessor may, within reason, require Lessee to restore the furniture systems to their original configuration, provided that Lessor gives Lessee written notice of such requirement within a reasonable time (not to exceed ten (10) business days) after the date that Lessor receives from Lessee the plan for such reconfiguration. To the extent Lessee notifies Lessor prior to the Building #13 Commencement Date of its intention not to use any item(s) of such furniture, Lessor shall remove any such item(s) of furniture from the Building #13 Premises at Lessor’s expense. An inventory of such furniture to be used by Lessee, including a mutually agreed upon replacement value for such furniture, is attached hereto as Exhibit “D.”

All of the furniture located on the Building #13 Premises and the Building #16 Premises and provided by Lessor pursuant to this subparagraph (d) shall remain the property of Lessor and shall be returned by Lessee to Lessor upon the expiration or sooner termination of the term of this Lease in good condition and repair, ordinary wear and tear excepted. Lessee shall, at Lessee’s expense, repair and maintain the furniture on the Building #13 Premises during the term of this Lease. Lessee shall also insure such furniture under Lessee’s property insurance and shall pay any personal property taxes assessed against such furniture during the term of this Lease.

2. Initial Term.

(a) Building #16. The initial term of the Building #16 Lease commenced on June 1, 2004, is currently in effect on the Effective Date hereof, and the expiration date of the initial term of the Building #16 Lease, as amended and restated by this Lease, is hereby extended for thirty-six (36) calendar months with such extension period commencing on June 1, 2008 and expiring, unless sooner terminated in accordance with the provisions hereof, on May 31, 2011.

(b) Building #13. Subject to Paragraph 2(c), the initial term of this Lease of Building #13 shall commence on January 1, 2008 (the “Building #13 Commencement Date”). The Building #13 Commencement Date shall be confirmed in writing by Lessor and Lessee by the execution and delivery of the 1525 O’Brien Drive Commencement Memorandum in the form attached hereto as “Exhibit “E.” Subject to the initial term of the Building #13 Premises commencing on January 15, 2008, the initial term of this Lease of Building #13 shall expire, unless sooner terminated in accordance with the provisions hereof, on May 31, 2011.

(c) Notwithstanding the Building #13 Commencement Date specified in Paragraph 2(b), the initial term of this Lease of Building #13 shall not commence until (1) Lessor and Lessee have executed and delivered this Lease; and (2) Lessee shall have paid to Lessor concurrently with the execution and delivery of this Lease the sum of Fifty-six Thousand Eight Hundred Eight Dollars ($56,808.00) representing the Monthly Base Rent for the Building #13 Premises for the second month of the initial term of this Lease of Building #13; the sum of Sixteen Thousand Six Hundred Forty-six Dollars ($16,646.00) representing the increase in the Security Deposit for the Building #16 Premises from the present sum of Forty-two Thousand Twenty-seven Dollars ($42,027.00) to Fifty-eight Thousand Six Hundred Seventy-three Dollars ($58,673.00); and the sum of Sixty-two Thousand Nine Hundred Eighty-four Dollars ($62,984.00) representing the Security Deposit for the Building #13 Premises, for a total of One Hundred Thirty-six Thousand Four Hundred Thirty-eight Dollars ($136,438.00).

(d) Lessor shall deliver the Building #13 Premises to Lessee on the Building #13 Commencement Date in a structurally sound condition, in compliance with all applicable laws including the Americans With Disabilities Act, and leak free condition with all building operating systems, electrical, power grid in the clean room, HVAC, fire suppression, life safety (to the extent currently existing), roof, lights and plumbing in good working order, and Lessor hereby warrants that, for a period of ninety (90) days from the Commencement Date, the foregoing building operating systems, electrical, power grid in the clean room, HVAC, fire suppression, life safety (to the extent currently existing), roof, lights and plumbing shall remain in good working order, or such systems shall be repaired or replaced, at Lessor’s sole expense which shall not be allocated to Lessee as an Operating Expense.

Lessee shall engage the services of certified vendors, subject to Lessor’s approval, which approval shall not be unreasonably witheld, to complete a roof and HVAC survey describing the current condition of these elements of the Building #13 Premises, which will be completed by December 10, 2007. Lessor and Lessee will split the cost of the surveys 50/50, the total for which shall not exceed Four Thousand Dollars ($4,000).

Lessor shall also remove all of Lessor’s personal property currently located in the clean room/lab area of the Building #13 Premises within thirty (30) days of a verbal commitment by Lessee that it intends (subject to approval of Lessee’s Board of Directors) to execute this Lease by December 19, 2007, and provided that Lessee hereby agrees that in the event that Lessee does not execute this Lease by such date, Lessee shall reimburse Lessor for all costs of: (1) moving such personal property out of and back into the Building #13 Premises; and (2) storage of all such personal property for up to three (3) months. Lessor and Lessee each acknowledge that the aforementioned verbal commitment was delivered by Lessee to Lessor on November 13, 2007.

(e) If for any reason Lessor cannot deliver possession of the Building #13 Premises to Lessee in the condition referred to in Paragraph 2(d) above by the Building #13 Commencement Date specified in Paragraph 2(b), Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease of the Building #13 Premises, or the obligations of Lessee hereunder, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease of the Building #13 Premises until Lessor delivers possession of the Building #13 Premises to Lessee. If possession of the Building #13 Premises is not delivered to Lessee by February 15, 2008, Lessee may, at its option, by notice in writing received by Lessor after February 15, 2008 and on or before the date possession is so delivered, cancel this Lease of the Building #13 Premises in which event the parties shall be discharged from all further obligations of this Lease with respect to the Building #13 Premises. If such written notice is not received by Lessor on or before the date possession of the Building #13 Premises is so delivered, Lessee’s right to cancel this Lease with respect to the Building #13 Premises pursuant to this Paragraph 2(e) shall terminate and be of no further force or effect.

(f) If for any reason the condition referred to in Paragraphs 2(d) above have not been satisfied by January 15, 2008, but such conditions are satisfied thereafter and prior to June 1, 2008 (and prior to the receipt by Lessor of a written notice from Lessee exercising Lessee’s right to cancel this Lease pursuant to Paragraph 2(e)), the expiration date of the initial term of this Lease of Building #13 shall be adjusted so that such expiration date occurs concurrently with the expiration date of the initial term of this Lease of Building #16 (May 31, 2011), as extended pursuant to Paragraph 2(a) hereof.

(g) Subject to the prior execution and delivery of this Lease by the parties, and subject to Lessee having delivered to Lessor written evidence that Lessee’s insurance coverages required by Paragraph 11(a) are in effect, Lessee and Lessee’s vendors and contractors shall have access to the Building #13 Premises after the Effective Date and prior to the Building #13 Commencement Date for the purpose of performing Tenant Improvement work approved by Lessor in writing, installing Lessee’s telephone system, data communications equipment, fixtures, and other equipment. Monthly Base Rent and Additional Rent with respect to the Building #13 Premises shall not be payable by Lessee during such period of early access.

(h) Upon receipt by Lessor of a written request from Lessee following the execution and delivery by the parties of this Lease and the payment by Lessee to Lessor of the total sum referred to in Paragraph 2(c), Lessor shall grant access to the Building #13 Premises prior to the Building #13 Commencement Date, rent free, by Lessee’s vendors and representatives for the purpose of architectural review and inspection of Building #13 and the Building #13 Premises.

3. Option to Extend.

(a) Lessor hereby grants to Lessee one (1) option, at Lessee’s election, either (1) to extend the term of this Lease with respect to the Building #16 Premises only, or (2) to extend the term of this Lease with respect to the Building #13 Premises only, or (3) to extend the term of this Lease of both the Building #16 Premises and the Building #13 Premises (whichever Lessee elects is referred to hereafter as the “Option Premises”), for one period of thirty-six (36) calendar months immediately following the expiration of the initial term of this Lease of the Building #16 Premises and the Building #13 Premises. Lessee may exercise the foregoing option to extend by giving written notice of exercise to Lessor at least five (5) months, but not more than twelve (12) months, prior to the expiration of the initial term of this Lease of Building #16 Premises and the Building #13 Premises (“the option exercise period”), time being of the essence; provided that if Lessee is currently in a state of uncured default after the expiration of notice and cure periods, if applicable (referred to herein as “in default”), under this Lease at the time of exercise of the option or on the commencement date of the option extension period, such notice shall be void and of no force or effect. Subject to Lessee’s election with respect to the Option Premises, said option extension period, if exercised, shall be upon the same terms and conditions with respect to the Option Premises as the initial term of this Lease, including the payment by Lessee of the Operating Expenses pursuant to Paragraph 5, except that (i)

the Monthly Base Rent for the Option Premises during the option period shall be determined as set forth in Paragraph 3(c) hereof, (ii) there shall be no additional option to extend, and (iii) Lessee shall accept the Option Premises in their then “as is” condition and Paragraph 13, Tenant Improvement Allowance, shall not apply to the option period. If Lessee does not exercise the option in a timely manner, the option shall lapse, time being of the essence.

(b) The option to extend granted to Lessee by this Paragraph 3 is granted for the personal benefit of Pac Bio, Inc. only, and shall be exercisable only by Pac Bio, Inc. or by a “permitted transferee” under Paragraph 18(f) below. Said option may not be assigned or transferred by Pac Bio, Inc. to any assignee or sublessee other than a permitted transferee.

(c) The initial Monthly Base Rent for the Option Premises during the option extension period shall be determined pursuant to the provisions of this subparagraph (c) and, subject to subparagraph (e) below, shall equal ninety-five percent (95%) of the then current fair market rental for the Option Premises on the commencement date of the option extension period as determined by agreement between Lessor and Lessee reached prior to the expiration of the option exercise period, if possible, and by the process of appraisal if the parties cannot reach agreement.

Upon the written request by Lessee to Lessor received by Lessor at any time during the 30 day period prior to the expiration of the option exercise period (e.g., between December 1, 2010 and December 30, 2010 if the expiration date of the term of this Lease is May 31, 2011) and prior to the exercise by Lessee of the option to extend, Lessor shall give Lessee written notice of Lessor’s good faith opinion of the amount equal to ninety-five percent (95%) of the fair market rental value of the Option Premises as of the commencement of the option extension period. Thereafter, upon the request of Lessee, Lessor and Lessee shall enter into good faith negotiations during the remainder of the thirty (30) days prior to the expiration of the option exercise period in an effort to reach agreement on ninety-five percent (95%) of the initial Monthly Base Rent for the Option Premises.

If Lessor and Lessee are unable to agree upon the amount equal to ninety-five percent (95%) of the then current fair market rent for the Option Premises as of the commencement date of the option extension period, and thereafter, prior to the expiration of the option exercise period, Lessee exercises the option to extend, said amount shall be determined by appraisal. The appraisal shall be performed by one appraiser if the parties are able to agree upon one appraiser. If the parties are unable to agree upon one appraiser, each party shall appoint an appraiser and the two appraisers shall select a third appraiser. Each appraiser selected shall be a member of the American Institute of Real Estate Appraisers (AIREA) with at least five (5) years of full-time commercial real estate appraisal experience in the Menlo Park office/R&D/manufacturing rental market.

If only one appraiser is selected, that appraiser shall notify the parties in simple letter form within fifteen (15) days following its selection of its determination of the amount equal to ninety-five percent (95%) of the fair market Monthly Base Rent for the Option Premises on the commencement date of the option extension period. Said appraisal shall be binding on the parties as the appraised current ninety-five percent (95%) of the “fair market rental” for the Option Premises which shall be based upon what a willing new lessee would pay and a willing lessor would accept at arm’s length for comparable premises in the vicinity of the Option Premises of similar age, size, quality of construction and specifications (excluding the value of any improvements to the Option Premises made at Lessee’s cost) for a lease similar to this Lease and taking into consideration that there will be no free rent, improvement allowance, or other concessions. If multiple appraisers are selected, each appraiser shall within ten (10) days of being selected make its determination of the amount equal to ninety-five percent (95%) of the current fair market Monthly Base Rent for the Option Premises as of the commencement date of the option extension period in simple letter form. If two (2) or more of the appraisers agree on said amount, such agreement shall be binding upon the parties. If multiple appraisers are selected and at least two (2) appraisers are unable to agree on said amount, the amount equal to ninety-five percent (95%) of the fair market Monthly Base Rent for the Option Premises shall be determined by taking the mean average of the appraisals; provided, that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average. Said initial Monthly Base Rent shall be adjusted annually on the anniversary of the commencement of the option term in the manner determined by the appraisers to be consistent with the then prevailing market practice for comparable space in the Menlo Park office/R&D/manufacturing rental market.

If only one appraiser is selected, each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

(d) Thereafter, provided that Lessee has previously given timely notice to Lessor of the exercise by Lessee of the option to extend the term of the Option Premises, Lessor and Lessee shall execute an amendment to this Lease stating that the initial Monthly Base Rent for the Option Premises during the option extension period shall be equal to ninety-five percent (95%) of the current fair market Monthly Base Rent for the Option Premises as of the commencement date of the option extension period, and adjusted thereafter if applicable, as agreed upon by Lessor and Lessee, or if the parties did not agree, as determined by the foregoing appraisal process.

(e) Notwithstanding anything to the contrary contained in subparagraph (c) above, in no event shall the Monthly Base Rent at the commencement of the option extension period be less than the Monthly Base Rent for the Option Premises in effect immediately prior to the commencement of the option extension period.

(f) As used in this Lease “term” or “term of this Lease” shall include the initial term and the option extension period, if exercised.

4. Monthly Base Rent.

(a) Building #16. Commencing on the Commencement Date of the initial term of this Lease with respect to the Building #13 Premises referred to in Paragraph 2(b), and continuing on the first day of each calendar month thereafter during the initial term of this Lease with respect to the Building #16 Premises, Lessee shall pay to Lessor in monthly installments in advance Monthly Base Rent for Building #16, based on the Building #16 Premises consisting of 30,240 rentable square feet, in lawful money of the United States as follows:

Period	Rent/sf/Mo./NNN	Amount
Effective Date – May 31, 2008	$1.3898	$42,028.00
June 1, 2008 – May 31, 2009	$1.75	$52,920.00
June 1, 2009 – May 31, 2010	$1.8112	$54,772.00
June 1, 2010 – May 31, 2011	$1.8746	$56,689.00

(b) Building #13. Commencing on the Commencement Date of the initial term of this Lease with respect to the Building #13 Premises referred to in Paragraph 2(b) (subject to Paragraphs 2(c) and 2(d)), and continuing on the first day of each calendar month thereafter during the initial term of this Lease with respect to the Building #13 Premises, Lessee shall pay to Lessor in monthly installments in advance Monthly Base Rent for Building #13, based on the Building #13 Premises consisting of 31,560 rentable square feet, in lawful money of the United States as follows:

Period	Rent/sf/Mo./NNN		Amount
January 15, 2008 – February 14, 2008	$0.00	(NNN expenses only)
February 15, 2008 – February 14, 2009	$1.80		$56,808.00
February 15, 2009 – February 14, 2010	$1.8629		$58,796.00
February 15, 2010 – February 14, 2011	$1.9282		$60,854.00
February 15, 2011 – May 31, 2011	$1.9957		$62,984.00

(c) Upon the execution and delivery of this Lease by Lessor and Lessee, Lessee shall pay to Lessor the sum of Fifty-six Thousand Eight Hundred Eight Dollars ($56,808.00) representing the Monthly Base Rent for the second month of the initial term of this Lease with respect to the Building #13 Premises.

5. Additional Rent; Operating Expenses and Taxes.

(a) In addition to the Monthly Base Rent payable by Lessee to Lessor pursuant to Paragraph 4, commencing on the Effective Date of this Lease with respect to the Building #16 Premises, and commencing on the Commencement Date of this Lease with respect to the Building #13 Premises, respectively, Lessee shall pay to Lessor, as “Additional Rent,” (i) one hundred percent (100%) of the monthly Operating Expenses of the Building #16 Premises, (ii) Lessee’s pro rata share of the monthly Operating Expenses of the Building #13 Premises, (iii) Lessee’s pro rata share of the monthly Operating Expenses of Menlo Business Park of which the Building #16 Premises and the Building #13 Premises are a part, in accordance with Paragraph 5(b) hereof, and (iv) Lessee’s pro rata share of the real property taxes and assessments levied or assessed against the Building #16 Premises and the Building #13 Premises in accordance with Paragraph 5(c) hereof, apportioned as monthly installments. Lessee’s share of the monthly Operating Expenses of Menlo Business Park with respect to the Building #16 Premises (30,240 rentable square feet) is 3.42% calculated by multiplying Lessee’s Share of the Building #16 Premises (100.00%) by the percentage of the Building #16 Land to the total of land area in Menlo Business Park (3.42%) (100.00% × 3.42% = 3.42%). Lessee’s share of the monthly Operating Expenses of Menlo Business Park with respect to the Building #13 Premises (31,560 rentable square feet) is 3.3046% calculated by multiplying Lessee’s Share of the Building #13 Premises (42.4764%) by the percentage of the Building #13 Land to the total of land area in Menlo Business Park (7.78%) (42.4764% × 7.78%= 3.3046%). The Operating Expenses of Menlo Business Park currently include maintenance of the common areas of Menlo Business Park, parking lot lighting (cost of electricity and maintenance of the fixtures), maintenance of the network conduit, all landscape maintenance and irrigation of Menlo Business Park, Lessor’s insurance coverages of Menlo Business Park, and security patrol. The operating expenses of Menlo Business Park may include other reasonable items from time to time during the term of this Lease. Monthly Base Rent and Additional Rent are referred to herein collectively as “rent.”

(b) “Operating Expenses,” as used herein, shall include all reasonable direct costs actually incurred by Lessor in the of management, operation, maintenance, repair and replacement of the Building #16 Premises and the Building #13 Premises, including the cost of all maintenance, repairs, and restoration of the Building #16 Premises and the Building #13 Premises performed by Lessor pursuant to Paragraphs 15(b) and 15(c) hereof, as determined by generally accepted accounting principles (unless excluded by this Lease), including, but not limited to:

Personal property taxes related to the Building #16 Premises and the Building #13 Premises; any parking taxes or parking levies imposed on the Building #16 Premises and the Building #13 Premises in the future by any governmental agency; a pro rata portion of the management fee charged for the management and operation of Menlo Business Park, Lessee’s share of which shall not exceed four percent (4%) of the total gross income received by Lessor from the operation of the Building #16 Premises and the Building #13 Premises (including Monthly Base Rent and Additional Rent); water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Lessor pursuant to Paragraph 11(b) hereof; license, permit, and inspection fees; charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction); security;

maintenance, repair, and replacement of the roof membrane; painting and repairing, interior and exterior; maintenance and replacement of floor and window coverings; repair, maintenance, and replacement of air-conditioning, heating, mechanical and electrical systems, elevators, plumbing and sewage systems; janitorial service (which may exclude internal janitorial service to the extent that Lessee has separately contracted therefore); landscaping, gardening, and tree trimming; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing of the parking area; exterior Building lighting and parking lot lighting; supplies, materials, equipment and tools in the maintenance of the Building #16 Premises and the Building #13 Premises; costs for accounting services incurred in the calculation of Operating Expenses and Taxes as defined herein; and the cost of any other capital expenditures for any improvements or changes to Building #16 or Building #13 which are required by laws, ordinances, or other governmental regulations adopted after the Effective Date with respect to the Building #16 Premises and commencing with the Commencement Date with respect to the Building #13 Premises, or for any items or capital expenditures voluntarily made by Lessor which are intended to and have the effect of reducing Operating Expenses; provided, however, that except for capital improvements required because of Lessee’s specific use of the Building #16 Premises and the Building #13 Premises, if Lessor is required to or voluntarily makes such capital improvements, Lessor shall amortize the cost of said improvements over the useful life of said improvements (together with interest on the unamortized balance at the rate equal to the effective rate of interest on Lessor’s bank line of credit at the time of completion of said improvements, but in no event in excess of twelve percent (12%) per annum) as an Operating Expense in accordance with generally accepted accounting principles, except that with respect to capital improvements made to save Operating Expenses such amortization shall not be at a rate greater than the actual savings in Operating Expenses. To the extent any of the foregoing capital improvements are applicable to Building #13 as a whole and not solely to the Building #13 Premises, then any resulting Operating Expenses for such Capital Improvement shall be apportioned pro rata to Lessee based upon the percentage of Building #13 occupied by the Building #13 Premises. Operating Expenses shall also include any other expense or charge, whether or not described herein not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting principles would be considered an expense of managing, operating, maintaining, and repairing the Building #16 Premises and the Building #13 Premises.

(c) Real property taxes and assessments upon the Building #16 Premises and the Building #13 Premises, during each lease year or partial lease year commencing with the Effective Date with respect to the Building #16 Premises, and commencing with the Commencement Date with respect to the Building #13 Premises, are referred to herein as “Taxes.”

As used herein, “Taxes” shall mean:

(1) all real estate taxes, assessments and any other taxes levied or assessed against the Building #16 Property and the Building #13 Property apportioned pro rata to the Building #13 Premises, including the Land, the Buildings, and all Improvements located thereon, including any increase in Taxes resulting from a reassessment following any transfer of ownership of the Building #16 Property or the Building #13 Property or any interest therein or following any improvements to the Building #16 Property or the Building #13 Property or to Menlo Business Park which are for the benefit of all occupants of Menlo Business Park; and

(2) all other taxes which may be levied in lieu of real estate taxes, assessments, and other fees, charges, and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature by any authority having the direct or indirect power to tax, including without limitation any governmental authority or any improvement or other district or division thereof, for public improvements, services, or benefits which are assessed, levied, confirmed, imposed, or become a lien (i) upon the Building #16 Property or the Building #13 Property, and/or any legal or equitable interest of Lessor in any part thereof; or (ii) upon this transaction or any document to which Lessee is a party creating or transferring any interest in the Building #16 Property or the Building #13 Property; and (iii) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any tax previously included within the definition of “Taxes” or any tax the nature of which was previously included in the definition “Taxes.”

Not included within the definition of “Taxes” are any net income, profits, transfer, franchise, estate, gift, rental income, or inheritance taxes imposed by any governmental authority. “Taxes” also shall not include penalties or interest charges assessed on delinquent Taxes so long as Lessee is not in default in the payment of Monthly Base Rent or Additional Rent.

With respect to any assessments which may be levied against or upon the Land or the Improvements, which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration of any partial year) and statutory interest shall be included within the computation of the annual Taxes levied against the Land or the Improvements.

(d) The following costs (“Costs”) shall be excluded from the definition of Operating Expenses:

(1) Costs occasioned by the act, omission or violation of law by Lessor, any other occupant of Menlo Business Park, or their respective agents, employees or contractors;

(2) Costs for which Lessor receives reimbursement from others, including reimbursement from insurance; Lessor shall exercise commercially reasonable efforts to collect such amounts;

(3) Interest, charges and fees incurred on debt or payments on any deed of trust or ground lease on the Building #16 Property, the Building #13 Property, or Menlo Business Park;

(4) Advertising or promotional costs or other costs incurred by Lessor in procuring tenants for the Building #16 Property or the Building #13 Property, or other portions of Menlo Business Park;

(5) Costs incurred in repairing, maintaining or replacing any structural elements of Building #16 or Building #13 for which Lessor is responsible pursuant to Paragraph 15(a) hereof or incurred in repairing, maintaining, or replacing any structural elements of other buildings in Menlo Business Park;

(6) Any wages, bonuses or other compensation of employees above the grade of building manager and any executive salary of any officer or employee of Lessor or for employees to the extent not stationed at Menlo Business Park, including fringe benefits other than insurance plans and tax-qualified benefit plans, or any fee, profit or compensation retained by Lessor or its affiliates for management and administration of the Building #16 Property or the Building #13 Property in excess of the management fee referred to in Paragraph 5(b) of this Lease; if any building manager stationed at Menlo Business Park is less than full-time, only Lessee’s pro rata share of the pro rata portion of the compensation paid to such employee shall be included in Operating Expenses;

(7) General office overhead and general and administrative expenses of Lessor, except as specifically provided in Paragraph 5(b);

(8) Leasing expenses and broker commissions payable by Lessor;

(9) Costs occasioned by casualties or by the exercise of the power of eminent domain;

(10) Costs to correct any construction defect in Building #16, Building #13, or the Building #13 Premises existing on the Effective Date with respect to Building #16 or on the Commencement Date with respect to Building #13, or to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable on the either of said dates;

(11) Costs of any renovation, improvement, painting or redecorating of any portion of the Building #16 Property, the Building #13 Property, or the Menlo Business Park not made available for Lessee’s use;

(12) Costs incurred in connection with negotiations or disputes with any other occupant of the Menlo Business Park and Costs arising from the violation by Lessor or any other occupant of the Menlo Business Park of the terms and conditions of any lease or other agreement;

(13) Insurance costs for coverage not customarily paid by tenants of similar properties in the Menlo Park office/R&D/manufacturing rental market, insurance cost increases caused by the activities of another occupant of Menlo Business Park, and co-insurance payments, except that Lessor currently carries and may continue to carry earthquake insurance as an Operating Expense of the Building #16 Property and the Building #13 Property;

(14) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Lessee or its employees, agents, contractors, invitees, sublessees, successors or assigns;

(15) Expense reserves; and

(16) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question as set forth in Paragraph 5(b) above.

Lessor shall at all times use its best efforts to operate the Building #16 Property and the Building #13 Property in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable property in the market area in which the Property are located (Menlo Park).

(e) As of the Effective Date with respect to the Building #16 Property and as of the Commencement Date with respect to Lessee’s pro rata portion of the Building #13 Property, and as close as reasonably possible to the end of each calendar year thereafter with respect to the Building #16 Property and Lessee’s pro rata portion of the Building #13 Property, Lessor shall notify Lessee of the Operating Expenses estimated by Lessor for the calendar year 2008, and for each following calendar year. Concurrently with such notice, Lessor shall provide a description of such Operating Expenses and Taxes. Commencing on the Effective Date with respect to the Building #16 Premises and commencing on the Commencement Date with respect to the Building #13 Premises, and on the first (1st) day of each calendar month thereafter, Lessee shall pay to Lessor, as Additional Rent, one-twelfth (1/12th) of Lessee’s Share of the estimated Operating Expenses and Taxes for the Building #16 Property and Lessee’s pro rata portion of the Building #13 Property, respectively. If at any time during any such calendar year, it appears to Lessor that the Operating Expenses or Taxes for such year will vary from Lessor’s estimate, Lessor may, by written notice to Lessee, revise Lessor’s estimate for such year and the Additional Rent and Taxes payments by Lessee for such year shall thereafter be based upon such revised estimate. Lessor shall furnish to Lessee with such revised estimate written verification showing that the actual Operating Expenses or Taxes are greater than Lessor’s estimate. The increase in the monthly installments of Additional Rent and Taxes resulting from Lessor’s revised estimate shall not be retroactive, but the Additional Rent and Taxes for each calendar year shall be subject to adjustment between Lessor and Lessee after the close of the calendar year, as provided below.

Within approximately ninety (90) days after the expiration of each calendar year of the term, Lessor shall furnish Lessee statements certified by a responsible employee or agent of Lessor (the “Operating Statement”) for the Building #16 Property and Lessee’s pro rata portion of the Building #13 Property with respect to such year, prepared by an employee or agent of Lessor, showing Operating Expenses and Taxes broken down by component expenses, Base Taxes and Base Operating Expenses of the Building #16 Property and Lessee’s pro rata portion of the Building #13 Property broken down by component expenses, and the total payments made by Lessee on the basis of any previous estimates of such Operating Expenses and Taxes, all in sufficient detail for verification by Lessee. Unless Lessee raises any objections to the Operating Statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Lessee shall have no right thereafter to dispute such statement or any item therein or the computation of Operating Expenses and/or Taxes. Lessee or its accountants shall have the right to inspect and audit Lessor’s books and records with respect to this Lease once each Lease Year to verify actual Operating Expenses and/or Taxes. Lessor’s books and records shall be kept in accord with generally accepted accounting principles. If Lessee’s audit of the Operating Expenses and/or Taxes for any year reveals a net overcharge of more than five percent (5%), Lessor promptly shall reimburse Lessee for the cost of the audit; otherwise, Lessee shall bear the cost of Lessee’s audit. If Lessee objects to any of Lessor’s Operating Statements, Lessee shall continue to pay on a monthly basis the Operating Expenses and/or Taxes based upon the prior year’s Operating Statement until the dispute is resolved.

If the Operating Expenses and Taxes for the Building #16 Property or Lessee’s pro rata portion of the Building #13 Property for the year as finally determined exceed the total payments made by Lessee based on Lessor’s estimates, Lessee shall pay to Lessor the deficiency, within thirty (30) days after the receipt of Lessor’s Operating Statements. If the total payments made by Lessee based on Lessor’s estimate of the Operating Expenses and/or Taxes exceed the Operating Expenses and/or Taxes, Lessee’s extra payment, plus the cost of the audit if charged to Lessor, shall be credited against payments of Monthly Base Rent and Additional Rent next due hereunder.

Notwithstanding the termination of this Lease, within thirty (30) days after Lessee’s receipt of Lessor’s Operating Statements or the completion of Lessee’s audit regarding the Operating Expenses and/or Taxes for the Building #16 Property and Lessee’s pro rata portion of the Building #13 Property for the calendar year in which this Lease terminates, Lessee shall pay to Lessor or shall receive from Lessor, as the case may be, an amount equal to the difference between the Operating Expenses and/or Taxes for such year, as finally determined, and the amount previously paid by Lessee on account thereof (prorated to the expiration date or the termination date of this Lease).

6. Payment of Rent.

(a) All rent shall be due and payable in lawful money of the United States of America at the address of Lessor set forth in Paragraph 25, “Notices,” without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent and Additional Rent shall be payable monthly, in advance, on the first day of each calendar month. Lessee’s obligation to pay rent for any partial month at the commencement of the initial term, for the partial month immediately prior to the any rental adjustment date (if the rental adjustment date is other than the first day of the calendar month), and for any partial month at the expiration or termination of the term of this Lease shall be prorated on the basis of a thirty (30) day month.

(b) If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after the same is due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Lessor shall provide Lessee written notice of the delinquency, and shall waive such late charge if Lessee pays such delinquency within five (5) days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount. Any amount not paid within ten (10) days after Lessee’s receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (1) the prime rate of interest as published in the “Wall Street Journal,” plus five percent (5%) or (2) the maximum rate allowed by law (the “Interest Rate”), in addition to the late payment charge.

Initials:	Lessor JO	Lessee HM

7. Security Deposit.

(a) Lessee shall deposit with Lessor upon execution hereof (1) the sum of Sixteen Thousand Six Hundred Forty-six Dollars ($16,646.00), increasing the security deposit of Forty-Two Thousand Twenty-seven Dollars ($42,027.00) currently held by Lessor with respect to the Building #16 Lease to Fifty-eight Thousand Six Hundred Seventy Three Dollars ($58,673.00) with respect to the Building #16 Premises, plus (2) the sum of Sixty-two Thousand Nine Hundred Eighty-four Dollars ($62,984.00) with respect to the Building #13 Premises, for a total security deposit of One Hundred Twenty-One Thousand Six Hundred Fifty-seven Dollars ($121,657.00) (the “Security Deposit”), as security for Lessee’s faithful performance of Lessee’s obligations under this Lease with respect to the Building #16 Premises and the Building #13 Premises. If Lessee fails to pay Monthly Base Rent or Additional Rent or charges due hereunder within applicable notice and cure periods, or otherwise defaults under this Lease (as defined in Paragraph 23) with respect to the Building #16 Premises and/or the Building #13 Premises, Lessor may use, apply or retain all or any portion of the Security Deposit to the extent reasonably necessary to cure the default, for the payment of any amount due Lessor, and to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys’ fees) which Lessor may suffer or incur by reason of a default with respect to the Building #16 Premises and/or the Building #13 Premises. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written request therefor deposit with Lessor an amount sufficient to restore the Security Deposit to the original total amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts.

(b) Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

8. Use. Lessee may only use and occupy the Building #16 Premises and the Building #13 Premises for general office uses, research and development and manufacturing, and for such other uses which are permitted by applicable zoning ordinances and the covenants, conditions, and restrictions for Menlo Business Park and which are reasonably approved by Lessor in writing, and for no other use or purpose without Lessor’s prior written consent. Use of the Building #16 Premises or the Building #13 Premises for the manufacture of integrated circuits is expressly prohibited. Any use of the Building #16 Premises or the Building #13 Premises by Lessee or by any sublessee or assignee approved by Lessor pursuant to Paragraph 18 shall comply with the provisions of this Paragraph 8.

9. Hazardous Materials.

(a) The term “Hazardous Materials” as used in this Lease shall include any substance defined as a “hazardous substance,” “toxic substance,” “industrial process waste,” or “special waste” in any Environmental Laws as hereafter defined. Hazardous Materials shall include, but not be limited to, petroleum, gasoline, natural gas, natural gas liquids, liquefied natural gas, synthetic gas, and/or crude oil or any products, by-products or fractions thereof.

(b) Lessee shall not engage in any activity in or on the Building #16 Property or the Building #13 Property which constitutes a Reportable Use of Hazardous Materials without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Environmental Laws. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of Hazardous Materials that require a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of Hazardous Materials with respect to which any Environmental Law requires that a notice be given to persons entering or occupying the Building #16 Property or the Building #13 Property or neighboring properties. Notwithstanding the foregoing, subject to Lessee maintaining in effect the permit(s) required by the City of Menlo Park (including the Conditional Use Permit), and previously issued to Lessee by the City of Menlo Park permitting the use on the Building #16 Property of the Hazardous Materials that are listed on Exhibit “F” attached hereto and incorporated by reference herein, Lessee may store, maintain and use such Hazardous -Materials listed on Exhibit “F” on the Building #16 Property provided that Lessee complies with the terms and conditions of such permit(s). Lessee shall not maintain on the Building #13 Property five gallons (5) or more of any Hazardous Materials unless and until Lessee has obtained any and all necessary permits, including a Conditional Use Permit if required by the City of Menlo Park, for use of such Hazardous Materials on the Building #13 Premises. Lessee shall list separately on Exhibit “F” attached hereto, or an addendum thereto as approved in writing by Lessor, which approval shall not be unreasonably witheld, withheld any such Hazardous Materials maintained on the Building #13 Property. Subject to the foregoing restriction, Lessee may maintain on the Building #16 Property and the Building #13 Property any ordinary and customary materials reasonably required to be used in the normal course of Lessee’s agreed use of the Premises, so long as any such use is in compliance with all Environmental Laws, and does not expose the Building #16 Property or the Building #13 Property or neighboring property to any unusual or atypical risk of contamination or damage or expose Lessor to any unusual or atypical liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Building #16 Property and the Building #13 Property and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of any protective modifications installed by Lessee (such as concrete encasements).

(c) “Environmental Laws” shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, California Health and Safety Code §§25100 et seq., §§25300 et seq., Sections 25281(f) and 25501 of the California Health and Safety Code, Section 13050 of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C.

§1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq., and all rules and regulations of the EPA, the California Environmental Protection Agency, or any other state or federal department, board or any other agency or governmental board or entity having jurisdiction over the environment, as any of the foregoing have been, or are hereafter amended.

(d) If Lessee knows, or has reasonable cause to believe, that Hazardous Materials have come to be located in, on, under or about the Building #16 Property or the Building #13 Property, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Materials.

(e) Lessee and Lessee’s agents, employees, and contractors shall not cause any Hazardous Materials to be discharged into the plumbing or sewage system of Building #16 or Building #13 or into or onto the Land underlying or adjacent to either of said Buildings in violation of any Environmental Laws. Lessee shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination in violation of Environmental Laws or the terms of this Lease caused by Lessee or caused by any of Lessee’s employees, agents, or contractors, and for the maintenance, security and/or monitoring of the Building #16 Property or the Building #13 Property or neighboring properties if such contamination is caused by a release or emission of any Hazardous Materials by Lessee or by any of Lessee’s employees, agents, or contractors.

(f) Lessee shall indemnify, defend and hold Lessor and its agents, employees, and lenders and the Property harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the term of this Lease out of or involving any Hazardous Materials brought on to the Building #16 Property or the Building #13 Property, or Menlo Business Park by or for Lessee or by anyone under Lessee’s control in violation of Environmental Laws or the terms of this Lease. Lessee’s obligations under this Paragraph 9(f) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, as required by Environmental Laws, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Materials, unless specifically so agreed by Lessor in writing at the time of such agreement.

(g) To the current actual knowledge of John C. Tarlton, President of Tarlton Properties, Inc., Lessor’s property manager, except as disclosed to Lessee in writing by Lessor or as contained in any environmental site assessment report delivered by Lessor to Lessee prior to the execution of this Lease, (1) no Hazardous Materials are present on the Building #16 Property or the Building #13 Property, or the soil, surface water or groundwater thereof, (2) no underground storage tanks are present on the Building #16 Property or the Building #13 Property, and (3) no action, proceeding or claim is pending or threatened regarding the Building #16 Property or the Building #13 Property concerning any Hazardous Materials or pursuant to any environmental law. Lessor shall be responsible (at no cost to Lessee) for Hazardous Materials present on the Building #16 Property prior to June 1, 2004, the Commencement Date of the Building #16 Lease, or prior to the Commencement Date of this Lease with respect to the Building #13 Property, and for Hazardous Materials present at any time on the Menlo Business Park due to any acts or omissions of Lessor or its employees, agents, and contractors. Lessee shall not be responsible under this Lease, and Lessor hereby releases Lessee for any Hazardous Materials present on the Menlo Business Park that were not released by Lessee or its agents, contractors, or employees.

10. Personal Property Taxes. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the term of this Lease upon Lessee’s equipment, fixtures, furniture, and personal property installed or located in Building #16 or in Building #13, or the existing FF&E owned by Lessor located in the Building #13 Premises that Lessee has the right to use free of charge during the term of this Lease pursuant to Paragraph 1(d).

11. Insurance.

(a) Lessee shall, at Lessee’s sole cost and expense, provide and keep in force commencing with the Effective Date with respect to the Building #16 Premises and commencing with the Commencement Date of the initial lease term of this Lease with respect to the Building #13 Premises, and continuing during the initial term of this Lease and the option extension period if exercised, a general commercial liability insurance policy with a recognized casualty insurance company qualified to do business in California, insuring against liability occasioned by occurrences in, on, about, or related to the Building #16 Premises or the Building #13 Premises, or arising out of the condition, use, occupancy, alteration or maintenance of the Building #16 Premises or the Building #13 Premises, and covering the contractual liability of Lessee referred to in Paragraph 12(a) of this Lease, having a combined single limit for both bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000). All such insurance carried by Lessee shall be in a form reasonably satisfactory to Lessor and its mortgage lender and shall be carried with companies that have a general policyholder’s rating of not less than “A” and a financial rating of not less than Class “X” in the most current edition of Best’s Insurance Reports; shall provide that such policies shall not be subject to reduction or cancellation except after at least thirty (30) days’ prior written notice to Lessor; and shall be written as primary policies, not excess or contributing with or secondary to any other insurance that may be available to the additional insureds primary as to Lessor. Prior to the Commencement Date and upon renewal of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage, Lessee shall deliver to Lessor certificates of insurance confirming such coverage naming Lessor and its managers, members, agents and employees and Lessor’s property manager as additional insureds. If Lessee fails to procure and maintain the insurance required hereunder, Lessor may, but shall not be required to, order such insurance at Lessee’s expense and Lessee shall reimburse Lessor for all costs incurred by Lessor with respect thereto. Lessee’s reimbursement to Lessor for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Lessor, including Lessor’s costs, expenses and reasonable attorneys’ fees with interest thereon at the Interest Rate.

(b) Lessor shall obtain and carry in Lessor’s name, as insured, as an Operating Expense of the Building # 16 Property and the Building #13 Property to the extent provided in Paragraph 5(b), during the lease term, “all risk” property insurance coverage (with rental loss insurance coverage for a period of one year), flood insurance, public liability and property damage insurance, and insurance against such other risks or casualties as Lessor shall reasonably determine, including, but not limited to, insurance coverages required of Lessor by the beneficiary of any deed of trust which encumbers the Building #16 Property or the Building #13 Property, or Menlo Business Park, including earthquake insurance coverage insuring Lessor’s interest in the property (including any leasehold improvements to Building #16 or to Building #13 constructed by Lessor or by Lessee with Lessor’s prior written approval) in an amount not less than the full replacement cost of Building #16 and Building #13, and all other Improvements from time to time. The proceeds of any such insurance shall be payable solely to Lessor and Lessee shall have no right or interest therein. Lessor shall have no obligation to insure against loss by Lessee to Lessee’s furniture, fixtures, or equipment, or other personal property of Lessee in or about the Building #16 Premises or the Building #13 Premises occurring from any cause whatsoever. Lessor’s public liability insurance shall provide for contractual liability referred to in Paragraph 12(b) of this Lease.

(c) Notwithstanding anything to the contrary contained in this Lease, the parties release each other, and their respective authorized representatives, employees, officers, directors, shareholders, managers, members, assignees, subtenants, successors, agents, and property managers, from any claims for damage to any person or to the Building #16 Property or the Building #13 Property and to the fixtures, personal property, leasehold improvements and alterations of either Lessor or Lessee in or on the Building #16 Property or the Building #13 Property that are caused by or result from risks required by this Lease to be insured against or actually insured against under any property insurance policies carried by the parties and in force at the time of any such damage, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Lessor or Lessee or their respective authorized representatives, shareholders, managers, members, assignees, subtenants, successors, officers, directors, employees, agents, contractors, or invitees. All of Lessor’s and Lessee’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this Paragraph 11(c).

(d) Each party shall cause each property insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with the above waiver and any damage covered by any policy; provided, however, that such provision or endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

12. Indemnification.

(a) Lessee shall indemnify, defend, and hold harmless Lessor from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property (1) for bodily injury or damage to property which arises in or about the Building #16 Premises or the Building #13 Premises to the extent the injury or damage to property results from the negligent acts or omissions of Lessee, its employees, agents or contractors, and (2) based on any event of default by Lessee in the performance of any obligation on Lessee’s part to be performed under this Lease. Except as set forth in Section 9(g), Lessee also waives all claims against Lessor for damages to property, or to goods, wares, and merchandise stored in, upon, or about the Building #16 Premises or the Building #13 Premises, and for injuries to persons in, upon, or about the Building #16 Premises or the Building #13 Premises from any cause arising at any time, except as may be caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors.

(b) Lessor shall indemnify, defend, and hold harmless Lessee from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property (1) for bodily injury or damage to property which arises in, upon, or about the Building #16 Premises or the Building #13 Premises to the extent the injury or damage to property results from the negligent acts or omissions of Lessor, its employees, agents or contractors, and (2) based on any breach or default by Lessor in the performance of any obligation on Lessor’s part to be performed under this Lease.

(c) In the absence of comparative or concurrent negligence on the part of Lessee or Lessor, their respective agents, affiliates, and subsidiaries, or their respective officers, directors, employees, managers, members, or contractors, the foregoing indemnities by Lessee and Lessor shall also include reasonable costs, expenses and attorneys’ fees incurred in connection with any indemnified claim or incurred by the indemnitee in successfully establishing the right to indemnity. The indemnitor shall have the right to assume the defense of any claim subject to the foregoing indemnities with counsel reasonably satisfactory to the indemnitee. The indemnitee agrees to cooperate fully with the indemnitor and its counsel in any matter where the indemnitor elects to defend, provided the indemnitor shall promptly reimburse the indemnitee for reasonable costs and expenses incurred in connection with its duty to cooperate.

The foregoing indemnities are conditioned upon the indemnitee providing prompt notice to the indemnitor of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnities, along with sufficient details that will enable the indemnitor to make a reasonable investigation of the claim.

When the claim is caused by the joint negligence or willful misconduct of Lessee and Lessor or by the indemnitor party and a third party unrelated to the indemnitor party (other than indemnitor’s officers, directors, employees, agents, managers, members, or invitees), the indemnitor’s duty to indemnify and defend shall be proportionate to the indemnitor’s allocable share of joint negligence or willful misconduct.

(d) Lessor shall not be liable to Lessee for any damage because of any act or negligence of any other owner or occupant of adjoining or contiguous property, nor for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise in the Building #16 Premises or in the Building #13 Premises, except to the extent caused by the gross negligence or willful misconduct of Lessor or Lessor’s employees, agents, or contractors. Except as otherwise provided herein, Lessee will pay for damage to the Building #16 Premises and the Building #13 Premises caused by the misuse or neglect by Lessee or its employees, agents, or contractors, including, but not limited to, the breakage of glass in Building #16 or in the Building #13 Premises.

13. Tenant Improvement Allowance.

(a) Lessor shall provide Lessee with a tenant improvement allowance of Two Hundred Seventy-two Thousand One Hundred Sixty Dollars ($272,160.00) ($9.00 per rentable square foot) for the Building #16 Premises (the “Building #16 Tenant Improvement Allowance”), and Three Hundred Seventy-eight Thousand Seven Hundred Twenty Dollars ($378,720.00) ($12.00 per rentable square foot) for the Building #13 Premises (the “Building #13 Tenant Improvement Allowance”) to defray a portion of the cost of the tenant improvements to the Building #16 Premises and the Building #13 Premises, respectively. The foregoing Building #16 Tenant Improvement Allowance shall be in addition to any Tenant Improvement Allowance provided in the Building #16 Lease. Lessor shall provide a reasonable number of space planning sessions with DES Architects and Engineers, at Lessor’s expense, for the preparation of preliminary plans for the modification of the Building #16 Premises and the preparation of a preliminary space plan for the Building #13 Premises. Lessor and Lessee shall jointly determine whether the architect who prepared the space plans for the Building #16 Premises currently occupied by Lessee was satisfactory, or whether to retain Susan Eschweiler of DES Architects and Engineers to perform the space planning and to prepare the construction documents for the tenant improvements to the Building #16 Premises and the Building #13 Premises. Upon approval by Lessor and Lessee of a space plan for the modification of the Building #16 Premises and the tenant improvements to the Building #13 Premises, Lessor and Lessee shall jointly designate the general contractor or general contractors to price the project from a list of general contractors approved by Lessor. After the Building #16

Tenant Improvement Allowance and the Building #13 Tenant Improvement Allowance have been exhausted, the balance of the cost of all tenant improvement work performed in the Building #16 Premises or the Building #13 Premises shall be paid by Lessee; provided, however if the total cost of the tenant improvement work in the Building #16 Premises and the Building #13 Premises is less than the total tenant improvement allowance, the remaining portion of the tenant improvement allowance may be used by Lessee in performing future alterations to the Building #16 Premises and/or the Building #13 Premises, subject to compliance by Lessee with the requirements of Paragraphs 15(d) and 15(e).

(b) Lessor shall enter into a contract with the licensed general contractor jointly selected by Lessor and Lessee for the construction of the tenant improvement work. The tenant improvement work shall be performed pursuant to the plans and specifications approved in writing by Lessor and Lessee.

(c) The tenant improvement work shall be constructed under the direct supervision of Tarlton Properties, Inc., as construction manager, at a fee of five percent (5%) of hard construction costs (i.e., the amounts paid to the general contractor, subcontractors, vendors, and suppliers for labor and materials for the construction of the Tenant Improvements) as a cost of the tenant improvement work. The general contractor shall perform the work pursuant to a negotiated fixed fee guaranteed maximum price contract. The work shall be performed on an “open book” basis with a post-job audit of all costs by a representative from both Lessee and Tarlton Properties, Inc.

(d) Lessor shall cause to be prepared as a cost of the tenant improvement work, as quickly as possible, final plans, specifications and working drawings of the tenant improvement work (“Final Plans”), as well as an estimate of the total cost for the tenant improvement work (“Final Cost Estimate”), all of which conform to or represent logical evolutions of or developments from the work described in Exhibit “G”, or amendments thereto, reasonably approved by Lessor and Lessee in writing, and which costs (except for changes requested by Lessee in the Final Plans from the plans upon which the Estimates were based) shall not exceed the Estimates. The Final Plans and Final Cost Estimate shall be delivered to Lessee immediately upon completion. Within ten (10) days after receipt thereof, at its election (a) Lessee may approve the Final Plans and Final Cost Estimate, or (b) Lessee may deliver to Lessor the specific written changes to such plans that are necessary, in Lessee’s opinion, to conform such plans to the work described in Exhibit “G” or to reduce costs. If Lessee desires changes, Lessor shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the Final Plans and the Final Cost Estimate, as a consequence of such change, and the extension of the scheduled substantial completion date for the Building #16 Work and the Building #13 Work as a consequence of such change. As soon as all such matters are approved by Lessor and Lessee, Lessor shall submit the Final Plans to all appropriate governmental agencies and thereafter the Lessor shall use its best efforts to obtain required governmental approvals as soon as practicable. After the Final Plans have been approved by Lessor and Lessee, neither party shall have the right to require extra work or change orders with respect to the construction of the tenant improvement work without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All change orders shall specify any change in the Final Cost Estimate and any change in the scheduled completion dates as a consequence of the change order.

(e) The cost of the tenant improvement work shall not include (and Lessee shall have no responsibility for and the Tenant Improvement Allowance shall not be used for) the following: (i) costs attributable to improvements installed outside the demising walls of the Building #13 Premises unless the Final Plans for the work or any change in the work requested by Lessee necessitates such improvements; (ii) costs for improvements which are not shown on or described in the Final Plans unless otherwise approved by Lessee; (iii) costs in connection with the presence of Hazardous Materials in, on, or about Building #13 existing on or prior to the Building #13 Commencement Date; (iv) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (v) interest and other costs of financing construction costs; (vi) costs to bring the Building #13 Premises into compliance with Applicable Requirements unless provided for in the Final Plans approved by Lessee and included in the contractor’s estimates approved by Lessee or required as a result of any change in the work requested by Lessee; (vii) construction management, profit and overhead charges in excess of the amount set forth in Paragraph 13(c); and (viii) costs in excess of the Final Cost Estimate, unless as a result of any change in the work requested by Lessee (and then in the amount set forth in the applicable change order).

(f) The tenant improvement work shall be constructed in accordance with all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Lessee shall have the right to submit a written “punch list” to Lessor, setting forth any defective item of construction, and Lessor shall promptly cause such items to be corrected. Lessee’s acceptance of the work performed in the Building #16 Premises and in the Building #13 Premises or the submission of a “punch list” for any such work shall not be deemed a waiver of Lessee’s rights to have defects in the tenant improvement work or in the Building #13 Premises repaired at no cost to Lessee, provided that Lessee gives written notice to Lessor of any defects in the work within one year after the substantial completion of the work. Lessor shall cause the general contractor to repair any such defects as soon as possible.

(g) Lessor and Lessee acknowledge and agree that performance of the tenant improvement work in the Building #16 Premises and in the Building #13 Premises shall not be a condition to this Lease being effective as to the Building #16 Premises as of the Effective Date, or to the Commencement Date of this Lease with respect to the Building #13 Premises. It is the intention of the parties that the schedule for the commencement and completion of the tenant improvement work to be performed in the Building #16 Premises and in the Building #13 Premises shall be subject to the mutual agreement of Lessor and Lessee, that all or significant portions of the tenant improvement work shall be performed after the Effective Date of this Lease with respect to the Building #16 Premises and after the Commencement Date of this Lease with respect to the Building #13 Premises, and that completion of any portion of the tenant improvement work shall not be a condition to the occurrence of either the Effective Date with respect to the Building #16 Premises or the Commencement Date of this Lease with respect to the Building #13 Premises.

(h) Subject to completion of the tenant improvement work in accordance with the provisions of this Paragraph 13, Lessee waives all right to make repairs at the expense of Lessor, or to deduct the costs thereof from the rent, and Lessee waives all rights under Sections 1941 and 1942 of the Civil Code of the State of California. At the expiration or sooner termination of this Lease, Lessee shall surrender the Building #16 Premises and the Building #13 Premises in a clean and as good condition as received (including tenant improvement work upon completion thereof), except for ordinary wear and tear and except for damage caused by casualty, the elements, acts of God, a taking by eminent domain, maintenance that is Lessor’s responsibility hereunder, Hazardous Materials not released or emitted in violation of laws by Lessee or its agents, employees or contractors, and alterations or other improvements made by Lessee with Lessor’s prior written consent which Lessee is not required to remove as a condition to Lessor’s approval of such alterations or improvements.

14. Existing Fixtures.

(a) Building #16. Lessee shall have the right during the term of this Lease to use the existing equipment and fixtures installed in Building #16, including the CDA compressor located in Suite C according to the manufacturer’s specifications and the Nortel telephone system owned by Lessor which was relocated from 1330 O’Brien Drive to Building #16 at Lessee’s expense. Pursuant to the existing Building #16 Lease, Lessor has provided and shall continue to provide during the term of this Lease twenty-five (25) cubicles from Lessor’s current inventory for use by Lessee in Building #16. Lessor has also provided to Lessee twenty-five (25) additional cubicles for use by Lessee in Building #16. Lessor and Lessee acknowledge and agree that the aforementioned cubicles may have been reconfigured from their original 8’ X 8’ configuration, and are being used and will be returned to Lessor in their current configuration as of the date of termination of this Lease.

(b) Building #13.

(1) DI Water, Compressed Air. Lessor shall assist in coordinating the sharing by Lessee with the tenant occupying the premises adjacent to the Building #13 Premises of the existing DI water system and the compressed air system currently maintained by Lessor.

(2) HVAC. Lessor shall coordinate the separation of the HVAC system serving Building #13 as part of the tenant improvement work, as feasible and as required.

(3) Cost of Shared Systems. The HVAC system, compressed air system, and DI water system in Building #13 shall be shared utilities by Lessee and the other current and future tenants of Building #13 that use such systems. The cost of operating, maintaining, repairing and replacing such systems shall be an Operating Expense of Building #13 which shall be allocated to Lessee and to the other tenants of Building #13 that use such systems either (1) pro rata based on the number of rentable square feet of the Building #13 Premises and the rentable square feet in the premises of the other tenants in Building #13 who use such systems, or (2) by such other methods deemed appropriate by Lessor in its reasonable judgment, to allocate costs for such shared utilities based upon relative use of such shared utilities.

(4) Wiring. Lessor shall describe how the existing wiring network (phone and data) is currently installed in Building #13 and split between the Building #13 Premises and the other tenants of Building 13 as part of a walk through of Building #13 with Lessor’s data cabling vendor. Notwithstanding the foregoing, Lessee may use a data cabling vendor of Lessee’s choice for its data cabling requirements, subject to Lessor’s approval, which approval shall not be unreasonably withheld. Lessor shall provide as-built drawings to the extent available for all power drops, including any parts thereof. Lessee shall provide as-built drawings of the location of any data cable installed in Building #13 by any data cabling vendor used by Lessee. In installing data cabling, Lessee shall remove any existing unused data cabling reasonably accessible to Lessee’s data cabling contractor within the Building #13 Premises. If requested by Lessor in writing, Lessee shall remove any such cable at Lessee’s expense upon the expiration or termination of this Lease with respect to the Building #13 Premises.

(5) Electronic Monitoring and Alarm System. For both the Building #16 Premises and the Building #13 Premises, Lessee shall be entitled to use the Electronic Monitoring and/or Alarm Service provider of Lessee’s choice. Lessee’s choice of Electronic Monitoring and/or Alarm Service provider and the scope of any proposed wiring, including service loops, to be subject to Lessor’s written approval, which approval shall not be unreasonably withheld.

15. Maintenance and Repairs; Alterations; Surrender and Restoration.

(a) Lessor shall, at Lessor’s sole expense, keep in good order, condition, and repair and replace when necessary, the structural elements of the roof (excluding the roof membrane), and the structural elements of the foundation and exterior walls (except the interior faces thereof), of Building #16 and Building #13, and other structural elements of Building #16 and Building #13 as “structural elements” are defined in building codes applicable to Building #16 and Building #13, excluding any alterations, structural or otherwise, made by Lessee to Building #16 or Building #13 which are not approved in writing by Lessor prior to the construction or installation thereof by Lessee. Lessor shall perform and construct, and Lessee shall not be responsible for performing or constructing, any repairs, maintenance, or improvements (1) required as a result of any casualty damage (not caused by the willful or negligent acts or omissions of Lessee) or as a result of any taking pursuant to the exercise of the power of eminent domain, or (2) for which Lessor has a right of reimbursement from third parties based on construction or other warranties, contractor guarantees, or insurance claims.

(b) Lessor shall provide or cause to be provided and shall supervise the performance of, as an Operating Expense of the Building #16 Property and the Building #13 Property as permitted under Paragraph 5(b) hereof, all services and work relating to the operation, maintenance, repair, and replacement, as needed, of the Building #16 Property and the Building #13 Property, including the HVAC, mechanical, electrical, and plumbing systems in Building #16 and Building #13; the interiors of said buildings; the roof membrane; the outside areas of the Property; the janitorial service for the Buildings; landscaping, tree trimming, resurfacing and restriping of the parking lot, repairing and maintaining the walkways; exterior building painting, exterior building lighting, parking lot lighting, and exterior security patrol. In the event Lessee provides Lessor with written notice of the need for any repairs, Lessor shall commence any such repairs promptly following receipt by Lessor of such notice and Lessor shall diligently prosecute such repairs to completion. Notwithstanding the foregoing, Lessee shall have the option, at its discretion, to operate, maintain, and repair, as needed, the HVAC system in Building #16, and to provide janitorial services to the Building #16 Premises and the Building #13 Premises, at Lessee’s expense and under its discretion, provided, that Lessee shall engage contractors for the maintenance, repair and replacement of the HVAC system in Building #16 from a list of not less than three contractors that shall have been reasonably approved by Lessor. To the extent that Lessee has contracted for the provision of internal janitorial services for either or both of the Building #16 and Building #13 Premises, then costs for such internal janitorial services for such Building #16 Premises and Building #13 Premises shall not be allocated to Lessee as an Operating Expense. Lessor shall select and engage the contractors for the maintenance, repair, and replacement of the HVAC system for Building #13, the cost of which shall be an Operating Expense of Building #13 pursuant to Paragraph 5(b). Lessee may contact the foregoing HVAC contractors directly to conduct repairs on such portions of the HVAC system for Building #13 that solely impact the Building #13 Premises, necessary to maintain operation of such portions of the HVAC system. Notwithstanding the foregoing, any costs associated with Lessee’s directly contacting of such HVAC contractor or repairs resulting therefrom, which costs have not been approved in writing by Lessor, shall be invoiced to and paid by Lessee.

(c) Subject to the foregoing and except as provided elsewhere in this Lease, Lessee shall at all times use and occupy the Building #16 Premises and the Building #13 Premises in a manner which keeps them in good and safe order, condition, and repair. Lessor shall execute and maintain in full force and effect throughout the term as an Operating Expense of Building #16 and Building #13 pursuant to Paragraph 5(b) a service contract with a recognized air conditioning service company. Lessor may, if Lessor determines that it is necessary to do so, obtain on a semi-annual basis an inspection report of the HVAC system in Building #16 and in Building #13 from a separate HVAC service firm designated by Lessor for the purpose of monitoring the performance of the HVAC maintenance and repair work performed by the HVAC service firm which performs the regular repair and maintenance. The cost of such inspection reports shall be an Operating Expense of Building #16 and Building #13 pursuant to Paragraph 5. Subject to the release of claims and waiver of subrogation contained in Paragraphs 11(c) and 11(d), if Lessor is required to make any repairs to the Building #16 Property or to the Building #13 Property by reason of Lessee’s negligent acts or omissions, Lessor may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Lessee shall promptly pay the same upon receipt of an invoice therefor.

(d) Lessee may, from time to time, at its own cost and expense and without the consent of Lessor make nonstructural alterations to the interior of Building #16 or to the Building #13 Premises the cost of which in any one instance is Fifty Thousand Dollars ($50,000) or less, and the aggregate cost of all such work in either Building #16 or the Building #13 Premises during the term of this Lease does not exceed One Hundred Thousand Dollars ($100,000), provided Lessee first notifies Lessor in writing of any such nonstructural alterations. Otherwise, Lessee shall not make any additional alterations, improvements, or additions to Building #16 or the Building #13 Premises without delivering to Lessor a complete set of plans and specifications for such work and obtaining Lessor’s prior written consent thereto. If any nonstructural alterations to the interior of either Building #16 or to the Building #13 Premises exceed Fifty Thousand Dollars ($50,000) in cost in any one instance, or exceed the aggregate cost of One Hundred Thousand Dollars ($100,000) in either the interior of Building #16 or the Building #13 Premises during the term of this Lease, Lessee shall employ, at Lessee’s expense, Tarlton Properties, Inc. as construction manager for such alterations at a fee equal to five percent (5%) of hard construction costs. Lessor may condition its consent to Lessee agreeing in writing to remove any such alterations prior to the expiration of the lease term and Lessee agreeing to restore the interior of Building #16 or the Building #13 Premises to its condition prior to such alterations at Lessee’s expense. Lessor shall advise Lessee in writing at the time consent is granted whether Lessor reserves the right to require Lessee to remove any alterations from the interior of Building #16 or the Building #13 Premises prior to the expiration or sooner termination of this Lease.

All alterations, trade fixtures and personal property installed in the interior of Building #16 or the Building #13 Premises solely at Lessee’s expense (“Lessee’s Property) shall during the term of this Lease remain Lessee’s property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Upon the expiration or sooner termination of this Lease all alterations, fixtures and improvements to the interior of Building #16 or the Building #13 Premises, whether made by Lessor or installed by Lessee at Lessee’s expense, shall be surrendered by Lessee with Building #16 or the Building #13 Premises and shall become the property of Lessor;

provided, however, that Lessee’s furniture and other personal property not permanently affixed to Building #16 or to the Building #13 Premises which can be removed without damaging the premises may be removed by Lessee. In addition to the foregoing, cubicle systems installed by Lessee and at Lessee’s expense, as described in Exhibit “D” hereto, shall be surrendered to Lessor upon termination of this Lease in substantially the configuration shown in Exhibit “C-2”, and Lessee hereby assigns to Lessor all right, title and interest in and to such cubicle systems as of the date of such termination.

(e) Lessee, at Lessee’s sole cost and expense, shall promptly and properly observe and comply with all present and future orders, regulations, rules, laws, and ordinances of all governmental agencies or authorities, and the Board of Fire Underwriters. Any structural changes or repairs or other repairs or changes of any nature which would be considered a capital expenditure under generally accepted accounting principles to the Building #16 Property or to the Building #13 Property shall be made by Lessor at Lessee’s expense if such structural repairs or changes are required by reason of the specific nature of the use of the premises by Lessee. If such changes or repairs are not required by reason of the specific nature of Lessee’s use of the premises and are capital expenditures, the cost of such changes or repairs shall be treated as an Operating Expense and amortized in accordance with the provisions of Paragraph 5(b).

(f) Lessee shall surrender the Building #16 Property and the Building #13 Premises by the last day of the lease term or any earlier termination date, in accordance with Paragraph 14(b) and this Paragraph 15(f), with all of the improvements to the premises, parts, and surfaces thereof clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted and otherwise in the condition described in Paragraph 13(h). “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. The obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance, or removal of Lessee’s trade fixtures, furnishings, equipment, and alterations, and the restoration by Lessee of the applicable premises to its condition upon completion of the tenant improvement work (1) if any required Lessor’s consent thereto was conditioned upon such removal and restoration upon expiration or sooner termination of the term of this Lease pursuant to Paragraph 15(d), or (2) if Lessee made any such alterations, additions, or improvements without obtaining Lessor’s prior written consent in breach of Paragraph 15(d) and within a reasonable time after the expiration or sooner termination of the Lease term Lessor gives written notice to Lessee requiring Lessee to perform such removal and restoration. Prior to the expiration of the term of the this Lease or any earlier termination date, Lessee shall, at Lessee’s expense, obtain a closure report from the San Mateo County Health Department with respect to any Hazardous Materials used, stored, or released by Lessee on or about Building #16 or Building #13. Any removal and remediation of Hazardous Materials by Lessee shall be certified by the San Mateo County Health Department and a copy of such certification shall be delivered to Lessor.

16. Utilities and Services.

(a) Lessor shall contract for and pay for, and Lessee shall reimburse Lessor therefor pursuant to Paragraph 5(e) as an Operating Expense, all electricity, gas, water, heat and air conditioning service, janitorial service except to the extent Lessee has separately contracted for such internal janitorial service, refuse pick-up except to the extent Lessee has separately contracted for such refuse pick-up, sewer charges, and all other utilities or services supplied to or consumed by Lessee, its agents, employees, contractors, and invitees on or about the Building #16 Premises and the Building #13 Premises, excluding telephone service to the buildings for which Lessee shall contract and pay directly. Furthermore, Lessee shall have the option to contract directly for janitorial services to the Building #16 Premises and the Building #13 Premises pursuant to Paragraph 15(b).

(b) Lessor shall not be liable to Lessee for any interruption or failure of any utility services to Building #16, Building #13, or to the Building #13 Premises which is not caused by the negligence or willful acts of Lessor, or Lessor’s employees, agents, or contractors. Lessee shall not be relieved from the performance of any covenant or agreement in this Lease because of any such failure. Unless such failure is caused by the negligence or willful acts or omissions of Lessor or Lessor’s employees, agents, or contractors, or by Lessor’s breach in the performance of Lessor’s express obligations hereunder, Lessor shall make all repairs required to restore such services to Building #16, Building #13, or to the Building #13 Premises and the cost thereof shall be payable by Lessee pursuant to Paragraph 5(e) as a current Operating Expense, or as a capital improvement which is amortized over its useful life (together with interest thereon) as an Operating Expense in accordance with generally accepted accounting principles as described in Paragraph 5(b). If the Building #16 Premises or the Building #13 Premises should become not reasonably suitable for Lessee’s use as a consequence of cessation of utilities or other services, interference with access to the Building #16 Premises or the Building #13 Premises, legal restrictions or the presence of any Hazardous Material which does not result from Lessee’s release or emission of such Hazardous Material, and in any of the foregoing cases the interference with Lessee’s use of the Building #16 Premises or the Building #13 Premises persists for thirty (30) days, then Lessee shall be entitled to an equitable abatement of rent to the extent of the interference with Lessee’s use of the Building #16 Premises or the Building #13 Premises, as the case may be, is caused thereby. If the interference persists and the Building #16 Premises or the Building #13 Premises are not reasonably suitable for Lessee’s use for more than ninety (90) consecutive days, Lessee shall have the right to terminate this Lease with respect to the Building #16 Premises or the Building #13 Premises, whichever or both is affected thereby, excluding damage or destruction of the buildings or the Building #16 Premises or the Building #13 Premises which shall be governed by Paragraph 21.

17. Liens. Lessee agrees to keep the Building #16 Premises and the Building #13 Premises free from all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give Lessor at least ten (10) calendar days prior written notice before commencing any work of improvement thereon, the contract price for which exceeds Twenty-five Thousand Dollars ($25,000). Lessor shall have the right to post notices of non-responsibility with respect to any such work. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the premises affected against the same, and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the premises affected. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the premises affected free from the effect of such lien or claim.

18. Assignment and Subletting.

(a) Except as otherwise provided in this Paragraph 18, Lessee shall not assign this Lease, or any interest, voluntarily or involuntarily, and shall not sublet the Building #16 Premises or the Building #13 Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the Building #16 Premises or the Building #13 Premises, or any portion thereof, without the prior written consent of Lessor in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld or delayed, subject to the following provisions.

(b) Prior to any assignment or sublease which Lessee desires to make, Lessee shall provide to Lessor the name and address of the proposed assignee or sublessee, and true and complete copies of all documents relating to Lessee’s prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee, and Lessee shall specify all consideration to be received by Lessee for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 18, the term “consideration” shall include all money or other consideration to be received by Lessee for such assignment or sublease. Within ten (10) days after the receipt of such documentation and other information, Lessor (1) shall notify Lessee in writing that Lessor elects to consent to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth; (2) shall notify Lessee in writing that Lessor refuses such consent, specifying reasonable grounds for such refusal; or (3) except with respect to “permitted transferees,” if at the time Lessee requests that Lessor consent to an assignment or sublease Lessee has vacated the premises involved and is not conducting on-going operations in the building in which the premises are located, may notify Lessee that Lessor elects to terminate this Lease with respect to the building involved; provided that with respect to a proposed sublease of a portion of the premises involved, Lessor’s termination right shall apply only to the proposed sublease space, and specifying the effective date of termination which shall be the same as the commencement date of the proposed sublease. If Lessor elects to terminate this Lease with respect to the building involved pursuant to the foregoing provision, upon the effective date of termination, Lessor and Lessee shall each be released and discharged from any liability or obligation to the other under this Lease accruing thereafter with respect to the premises or the portion thereof to which the termination applies, except for any obligations then outstanding and except for any indemnity obligations which survive the expiration or termination of this Lease by the express terms hereof, and Lessee agrees that Lessor may enter into a direct lease with such proposed assignee or sublessee without any obligation or liability to Lessee.

In deciding whether to consent to any proposed assignment or sublease, Lessor may take into account whether reasonable conditions, including, but not limited to, the following, have been satisfied:

(1) In Lessor’s reasonable judgment, the proposed assignee or subtenant is engaged in such a business, that the premises involved, or the relevant part thereof, will be used in such a manner which complies with Paragraph 8 hereof entitled “Use” and Lessee or the proposed assignee or sublessee submits to Lessor documentary evidence reasonably satisfactory to Lessor that such proposed use constitutes a permitted use of the premises involved pursuant to the ordinances and regulations of the City of Menlo Park;

(2) The proposed assignee or subtenant is a reputable entity or individual with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease with respect to the premises involved in a timely manner; and

(3) The proposed assignment or sublease is approved by Lessor’s mortgage lender if such lender has the right to approve or disapprove proposed assignments or subleases. Lessor shall use its good faith efforts to obtain such approval from its lender within ten (10) days after Lessor is requested to do so.

(c) As a condition to Lessor’s granting its consent to any assignment or sublease, except with respect to permitted transferees, (1) Lessor may require that Lessee pay to Lessor, as and when received by Lessee, fifty percent (50%) of the amount of any excess of the consideration to be received by Lessee in connection with said assignment or sublease over and above the rental amount fixed by this Lease and payable by Lessee to Lessor, after deducting only (i) the unamortized cost of the tenant improvement work paid for by Lessee which remains on the premises involved at the effective date of the assignment or on the commencement date of the sublease which are then in a serviceable condition and useable by the assignee or sublessee and not demolished or removed by the assignee or sublessee, (ii) a standard leasing commission payable by Lessee in consummating such assignment or sublease, and (iii) reasonable attorneys’ fees incurred by Lessee and Lessor in negotiating and reviewing the assignment or sublease documentation; and (iv) the cost of reasonable alterations that are specific to the sublease and are required to be made to the sublease premises to effectuate the sublease, provided that the provisions of Paragraph 15(d) shall apply with respect to such alterations; and (2) Lessee and the proposed assignee or sublessee shall demonstrate to Lessor’s reasonable satisfaction that each of the criteria referred to in subparagraph (b) above is satisfied.

(d) Each assignment or sublease agreement to which Lessor has consented shall be an instrument in writing in form satisfactory to Lessor, and shall be executed by both Lessee and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease, that Lessor’s consent thereto shall not constitute a consent to any subsequent assignment or subletting by Lessee or the assignee or sublessee, and, except as otherwise set forth in a sublease approved by Lessor, the assignee or sublessee agrees to perform all of the obligations of Lessee hereunder (to the extent such obligations relate to the portion of the premises assigned or subleased), and that the termination of this Lease shall, at Lessor’s sole election, constitute a termination of every such assignment or sublease.

(e) In the event Lessor shall consent to an assignment or sublease, Lessee shall nonetheless remain primarily liable for all obligations and liabilities of Lessee under this Lease, including but not limited to the payment of rent with respect to the premises involved.

(f) Notwithstanding the foregoing, Lessee may, without Lessor’s prior written consent and without any participation by Lessor in assignment and subletting proceeds, sublet a portion or the entire Building #16 Premises or a portion or the entire Building #13 Premises or assign this Lease to a subsidiary, affiliate, division or corporation controlled or under common control with Lessee (“affiliate”), or to a successor corporation related to Lessee by merger, consolidation or reorganization, or to a purchaser of substantially all of Lessee’s business operations conducted on the premises involved (each of the foregoing referred to herein as a “permitted transferee”), provided that any such assignee or sublessee (other than an affiliate) shall have a current verifiable net worth at least equal to that of Lessee immediately prior to the effective date of the sublease or assignment, or, if less, financial resources sufficient, in Lessor’s reasonable good faith judgment, to perform the obligations under the assignment or sublease, as applicable. Lessee’s foregoing rights in this subparagraph (f) to assign this Lease or to sublease a portion or the entire Building #16 Premises or a portion or the entire Building #13 Premises shall be subject to the following conditions: (1) Lessee shall not be in default hereunder past any applicable cure period; (2) in the case of an assignment or subletting to an affiliate, Lessee shall remain liable to Lessor hereunder; and (3) the transferee or successor entity shall expressly assume in writing Lessee’s obligations hereunder with respect to the premises involved.

(g) Neither the sale nor transfer of Lessee’s capital stock shall be deemed an assignment, subletting, or other transfer of this Lease or the Building #16 Premises or the Building #13 Premises, provided, that in the event of the sale, transfer or issuance of Lessee’s securities to an affiliate or in connection with a transaction described in Paragraph 18(f), the conditions set forth in Paragraph 18(f) shall apply.

(h) Subject to the provisions of this Paragraph 18 any assignment or sublease without Lessor’s prior written consent shall at Lessor’s election be void. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 18, including the requirement of Lessor’s prior written consent, with respect to any subsequent assignment or sublease. If Lessee shall purport to assign this Lease, or sublease all or any portion of the Building #16 Premises or the Building #13 Premises, or permit any person or persons other than Lessee to occupy the premises, without Lessor’s prior written consent (if such consent is required hereunder), Lessor may collect rent from the person or persons then or thereafter occupying the premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor’s rights and remedies under this Paragraph 18, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

(i) Lessee shall not hypothecate or encumber its interest under this Lease or any rights of Lessee hereunder, or enter into any license or concession agreement respecting all or any portion of the Building #16 Premises or all or any portion of the Building #13 Premises, without Lessor’s prior written consent which consent Lessor may grant or withhold in Lessor’s absolute discretion without any liability to Lessee. Lessee’s granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this Paragraph 18.

(j) In the event of any sale or exchange of the Building #16 Property and/or the Building #13 Property by Lessor and assignment of this Lease by Lessor, Lessor shall, upon providing Lessee with written confirmation that Lessor has delivered any Security Deposit held by Lessor to Lessor’s successor in interest, be and hereby is entirely relieved of all liability under any and all of Lessor’s covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.

(k) Lessee hereby acknowledges that the foregoing terms and conditions are reasonable and, therefore, that Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee’s breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations).

19. Non-Waiver.

(a) No waiver of any provision of this Lease shall be implied by any failure of Lessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Lessor of any provision of this Lease must be in writing.

(b) No receipt of Lessor of a lesser payment than the rent required under this Lease shall be considered to be other than on account of the earliest rent due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Lessor may accept checks or payments without prejudice to Lessor’s right to recover all amounts due and pursue all other remedies provided for in this Lease.

Lessor’s receipt of money from Lessee after giving notice to Lessee terminating this Lease shall in no way reinstate, continue, or extend the Lease term or affect the termination notice given by Lessor before the receipt of the money. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Building #16 Premises or the Building #13 premises, Lessor may receive and collect any rent, and the payment of that rent shall not waive or affect such prior notice, action, or judgment.

20. Holding Over. Lessee shall vacate the Building #16 Premises and the Building #13 Premises and deliver the same to Lessor upon the expiration or sooner termination of this Lease. In the event of holding over by Lessee after the expiration or termination of this Lease, such holding over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor as Monthly Base Rent during such holdover an amount equal to the greater of (i) one hundred fifty percent (150%) of the Monthly Base Rent in effect at the expiration of the term, or (ii) the then market rent for comparable research and development/office space. If such holdover is without Lessor’s written consent, Lessee shall be liable to Lessor for all costs, expenses, and consequential damages incurred by Lessor as a result of such holdover. The rental payable during such holdover period shall be payable to Lessor on demand.

21. Damage or Destruction.

(a) In the event of a total destruction of Building #16 and the Building #16 Improvements, or the Building #13 Premises and the Building #13 Improvements during the lease term from any cause, either party may elect to terminate this Lease with respect to either or both of the buildings affected by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the building or the premises involved are destroyed to the extent of seventy-five percent (75%) or more of the replacement cost thereof. If the Lease is not terminated, Lessor shall repair and restore the building or the premises involved in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 21(d) below.

(b) In the event of a partial destruction of Building #16 or Building #13 or any of the premises which are the subject of this Lease to an extent less than seventy-five percent (75%) of the replacement cost thereof and subject to Lessee’s right to terminate the Lease under Paragraph 21(c) below, if the damage thereto can be repaired, reconstructed, or restored within a period of two hundred seventy (270) days from the date of such casualty, and if the casualty is from a cause which is insured under Lessor’s “all risk” property insurance, or is insured under any other coverage then carried by Lessor, Lessor shall forthwith repair the same, and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 21(d) below. If any of the foregoing conditions is not met, Lessor shall have the option of either repairing and restoring the building and the improvements affected, or terminating this Lease with respect to the building involved by giving written notice of termination to Lessee within thirty (30) days after the casualty, subject to the provisions of Paragraph 21(c). Notwithstanding anything to the contrary contained in this Paragraph 21, Lessor shall not have the right to terminate this Lease if the cost to repair the damage or to restore Building #16 or Building #13 or the Building #13 Premises would cost less than five percent (5%) of the replacement cost of the building involved, regardless of whether or not the casualty is insured. Notwithstanding anything to the contrary contained in this Paragraph 21, if the cost to restore the building damaged exceeds five percent (5%) of the replacement cost, and Lessor elects to terminate this Lease, Lessee may nullify the effect of such termination by giving Lessor written notice within ten (10) days after receipt by Lessee of Lessor’s notice of termination that Lessee elects to restore the building damaged at Lessee’s sole cost (to the extent the costs exceed Lessor’s insurance proceeds), in which event this Lease shall remain in effect, provided that rent abatement shall not extend beyond the date that the restoration is completed, or two hundred seventy (270) days after the casualty, whichever occurs first.

(c) In the event of a partial destruction of Building #16 or the Building #13 Premises to an extent equal to or exceeding twenty-five percent (25%) but less than seventy-five percent (75%) of the replacement cost thereof, or if the damage thereto cannot be repaired, reconstructed, or restored within a period of one hundred twenty (120) days from the date of such casualty, Lessee may terminate this Lease with respect to the building involved by giving written notice of termination to Lessor within thirty (30) days after the casualty. The foregoing shall not affect Lessor’s termination rights under subparagraph (b) above.

Furthermore, if such casualty is from a cause which is not insured under Lessor’s “all risk” property insurance, or is not insured under any other insurance carried by Lessor, Lessor may elect to repair and restore the building involved and related improvements (provided that Lessee has not elected to terminate this Lease pursuant to the first sentence of this Paragraph 21(c)), or Lessor may terminate this Lease with respect to the building involved by giving written notice of termination to Lessee, subject to the limitations of Paragraph 21(b). Lessor’s election to repair and restore the building involved and related improvements or to terminate this Lease with respect thereto, shall be made and written notice thereof shall be given to Lessee within thirty (30) days after the casualty. Notwithstanding the foregoing, to the extent that Lessee and Lessor have not previously terminated the Lease, (1) if Lessor has not obtained all necessary governmental permits for the restoration and commenced construction of the restoration within one hundred twenty (120) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given at any time prior to the actual commencement of construction of the restoration; or (2) if Lessor elects to repair and restore the building involved and related improvements under subparagraph (b) or (c) above, but the repairs and restoration are not substantially completed within one hundred eighty (180) days after the casualty, Lessee may terminate this Lease with respect to the building involved by written notice to Lessor given within thirty (30) days after the expiration of said period of one hundred eighty (180) days after the casualty.

If this Lease is not terminated by Lessor or Lessee pursuant to the foregoing provisions, Lessor shall complete the repairs in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 21(d) below.

(d) Subject to the limitation in Paragraph 21(b) above which applies if Lessee elects to restore the building or the premises involved at Lessee’s expense, in the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally in the ratio which the Lessee’s use of the premises involved is impaired during the period of such repair, reconstruction, or restoration, from the date of the casualty until such repair, reconstruction or restoration is completed.

(e) With respect to any destruction of the Building #16 Premises or the Building #13 Premises which Lessor is obligated to repair, or may elect to repair, under the terms of this Paragraph 21, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by the parties. Lessor’s obligation to repair and restore such premises shall include the tenant improvement work referred to in Paragraph 13. Lessor shall also repair and restore any other leasehold improvements constructed thereafter by Lessor or by Lessee with Lessor’s prior written consent. Lessor’s time for completion of the repairs and restoration of the premises referred to above shall be extended by a period equal to any delays caused by strikes, labor disputes, unavailability of materials, inclement weather, or acts of God, but not by more than forty-five (45) days.

(f) In the event of termination of this Lease with respect to the Building #16 Premises or the Building #13 Premises pursuant to any of the provisions of this Paragraph 21, the Monthly Base Rent and Additional Rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the occurrence of such casualty, or from the repairing or restoration of the building involved, or from the termination of this Lease as provided herein, nor shall Lessee be relieved thereby from any of Lessee’s obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 21.

22. Eminent Domain.

(a) If the whole or any substantial part of the Building #16 Property or the Building #13 Property shall be taken or condemned by any competent public authority for any public use or purpose, the term of this Lease with respect to the building or buildings involved shall end upon the earlier to occur of the date when the possession of the part so taken shall be required for such use or purpose or the vesting of title in such public authority. Rent shall be apportioned as of the date of such termination. Lessee shall be entitled to receive any damages awarded by the court for (i) leasehold improvements installed at Lessee’s expense or other property owned by Lessee, and (ii) reasonable costs of moving by Lessee to another location in San Mateo County or surrounding areas within the San Francisco Bay Area. The entire balance of the award shall be the property of Lessor.

(b) If there is a partial taking of the Building #16 Property or the Building #13 Premises by eminent domain which is not a substantial part of the property involved and the property or the balance of the property remains reasonably suitable for continued use and occupancy by Lessee in Lessee’s reasonable judgment for the purposes referred to in Paragraph 8, Lessor shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, based on the extent to which Lessee’s use of the property remaining is impaired thereafter. If after a partial taking, the Building #16 Premises or the Building #13 Premises and the parking are not reasonably suitable for Lessee’s continued use and occupancy for the uses permitted herein, Lessee may terminate this Lease with respect to the premises involved effective on the earlier of the date title vests in the public authority or the date possession is taken. Subject to the provisions of Paragraph 22(a), the entire award for such taking shall be the property of Lessor.

23. Remedies. If Lessee fails to make any payment of rent or any other sum due under this Lease for ten (10) days after receipt by Lessee of written notice from Lessor; or if Lessee breaches any other term of this Lease for thirty (30) days after receipt by Lessee of written notice from Lessor (unless such default is incapable of cure within thirty (30) days and Lessee commences cure within thirty (30) days and diligently prosecutes the cure to completion within a reasonable time); or if Lessee’s interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Lessee makes a general assignment for the benefit of its creditors; or if this Lease is rejected (i) by a bankruptcy trustee for Lessee, (ii) by Lessee as debtor in possession, or (iii) by failure of Lessee as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute an event of default and breach of this Lease by Lessee and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Lessee, such reference shall refer to an event of default as defined in this Paragraph 23.

(a) Lessor may repossess the Building #16 Premises and the Building #13 Premises (notwithstanding the fact that the default may apply only to the Building #16 Premises or the Building #13 Premises), and remove all persons and property therefrom. If Lessor repossesses the Building #16 Premises and the Building #13 Premises because of a breach of this Lease, this Lease shall terminate with respect to the entire premises which are the subject of this Lease and Lessor may recover from Lessee:

(1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest thereon at a rate equal to the discount rate established by the Federal Reserve Bank of San Francisco for member banks, plus one percent (1%), or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, discounted at the discount rate established by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); and

(4) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s breach or by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(b) If Lessor does not repossess the Building #16 Premises and the Building #13 Premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Paragraph 23, the following do not constitute a repossession of the premises by Lessor or a termination of the Lease by Lessor:

(1) Acts of maintenance or preservation by Lessor or efforts by Lessor to relet the Building #16 Premises and/or the Building #13 Premises; or

(2) The appointment of a receiver by Lessor to protect Lessor’s interests under this Lease.

(c) Lessor’s failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Lessee setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Lessor’s failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion, shall constitute a default by Lessor. If Lessor commits a default, Lessee’s remedy shall be to institute an action against Lessor for damages or for equitable or injunctive relief, but Lessee shall not have the right to rent abatement, to offset against rent, or to terminate this Lease in the event of any default by Lessor.

(d) Lessor shall have no security interest or lien on any item of Lessee’s furniture, equipment and other personal property which is not permanently affixed to the Building #16 Premises or the Building #13 Premises (“Lessee’s Personal Property”). Within ten (10) days following Lessee’s request, Lessor shall execute documents reasonably acceptable to Lessee to evidence Lessor’s waiver of any right, title, lien or interest in Lessee’s Personal Property and giving any lender holding a security interest or lien on Lessee’s Personal Property reasonable rights of access to the Building #16 Premises and the Building #13 Premises to remove such Lessee’s Personal Property, provided that such lender expressly agrees in such document for the benefit of Lessor to repair at such lender’s expense any damage caused by such removal.

24. Lessee’s Personal Property. If any personal property of Lessee remains on the Building #16 Premises or the Building #13 Premises after (1) Lessor terminates this Lease pursuant to Paragraph 23 above following an event of default by Lessee, or (2) after the expiration of the Lease term or after the termination of this Lease pursuant to any other provisions hereof, Lessor shall give written notice thereof to Lessee pursuant to applicable law. Lessor shall thereafter release, store, and dispose of any such personal property of Lessee in accordance with the provisions of applicable law.

25. Notices. All notices, statements, demands, requests, or consents given hereunder by either party to the other shall be in writing and shall be personally delivered or sent by United States mail, registered or certified, return receipt requested, postage prepaid, and addressed to the parties as follows:

Lessor:	Menlo Business Park, LLC
c/o Tarlton Properties, Inc.
955 Alma Street
Palo Alto, California 94301

Lessee:	Pacific Biosciences, Inc.
1505 Adams Drive
Menlo Park, California 94025

Attention: Hugh Martin
Chairman and CEO

or to such other address as either party may have furnished to the other as a place for the service of notice. Notices shall be deemed given upon receipt or attempted delivery where delivery is not accepted.

26. Estoppel Certificates. Lessee and Lessor shall within fifteen (15) days following request by the other party (the “Requesting Party”), execute and deliver to the Requesting Party an estoppel certificate (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any Security Deposit held by Lessor; (4) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the Requesting Party hereunder, or if there is any uncured default on the part of the Requesting Party, stating the nature of such uncured default; and (5) any other provisions reasonably requested by either party.

27. Signage. Lessee shall have the use of the entire monument sign for the Building #16 Premises for Lessee’s sign, and Lessee’s pro rata share of the space on the monument sign for Building #13 for Lessee’s sign. Lessee may also place Lessee’s vinyl lettering signage on the glass near the front door entrance to the Building #16 Premises and to the Building #13 Premises. All of Lessee’s signage shall comply with the Menlo Park sign ordinances and regulations and shall be subject to Lessor’s approval as to the location, size and design thereof. The cost of the installation of Lessee’s sign on the monument signs for Building #16 and Building #13 and on the glass at the front door entrances shall be paid by Lessee. Any additional signage shall be subject to Lessor’s prior approval and, if approved, shall be installed at Lessee’s expense.

28. Real Estate Brokers. Lessor shall pay a leasing commission to Tarlton Properties, Inc., Lessor’s broker, and to Cornish & Carey Commercial, Lessee’s broker, pursuant to separate agreements between Lessor and said brokers. Each party represents and warrants to the other party that it has not had any dealings with any real estate broker, finder, or other person with respect to this Lease other than Tarlton Properties, Inc. who has acted as exclusive leasing agent for Lessor, and Cornish & Carey Commercial, who has acted as the sole agent for Lessee, and each party shall hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt, other than the above named brokers.

29. Parking. Lessee shall have the right to use all of the one hundred three (103) unreserved on-site vehicular parking spaces on the Building #16 Land in the parking area for Building #16. Lessee shall have the right to use one hundred (100) unreserved on-site vehicular parking spaces on the Building #13 Land in the parking area for Building #13. Such use shall be subject to such rules and regulations for such parking facilities which may be established or altered by Lessor at any time from time to time during the Lease term, provided that such rules and regulations shall not unreasonably interfere with Lessee’s parking rights. Lessee may mark a reasonable number of the parking spaces in the Building #16 parking lot and a reasonable number of the one hundred (100) parking spaces on the Building #13 parking lot as visitor spaces, subject to the approval by Lessor and the City of Menlo Park. Vehicles of Lessee or its employees shall not park in driveways or occupy parking spaces or other areas reserved for deliveries, or loading or unloading.

30. Subordination; Attornment.

(a) This Lease, without any further instrument, shall at all times be subject and subordinate to any and all mortgages and deeds of trust which may now or hereafter affect Lessor’s estate in the Building #16 Property and the Building #13 Property, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessor shall use reasonable efforts to cause the beneficiary of any deed of trust executed by Lessor as trustor after the date hereof to execute a recognition and non-disturbance agreement in commercially reasonable form which provides that so long as Lessee is not in default hereunder beyond any applicable cure period (i) this Lease shall not be terminated, and (ii) that upon acquiring title to the Building #16 Property and/or the Building #13 Property by foreclosure or otherwise such holder shall recognize all of Lessee’s rights hereunder which accrue thereafter. Lessor shall obtain a recognition and non-disturbance agreement from Lessor’s current lender prior to the Commencement Date in substantially the form submitted by Lessor to Lessee prior to the execution of this Lease; provided, however, Lessor’s failure to do so shall not permit Lessee to terminate this Lease. The subordination of this Lease by Lessee to a future deed of trust is conditioned upon the execution by the lender of a subordination, recognition and non-disturbance agreement in commercially reasonable form.

(b) In confirmation of such subordination, Lessee shall promptly execute any certificate or other instrument which is in commercially reasonable form and Lessor deems proper to evidence such subordination, without expense to Lessor; provided, however, that if any person or persons purchasing or otherwise acquiring the Building #16 Property and/or the Building #13 Property by any sale, sales and/or other proceedings under such mortgages and/or deeds of trust, shall elect to continue this Lease in full force and effect in the same manner and with like effect as if such person or persons had been named as Lessor herein, then this Lease shall continue in full force and effect as aforesaid, and Lessee hereby attorns and agrees to attorn to such person or persons.

31. No Termination Right. Lessee shall not have the right to terminate this Lease as a result of any default by Lessor and Lessee’s remedies in the event of a default by Lessor shall be limited to the remedy set forth in Paragraph 23(c). Lessee expressly waives the defense of constructive eviction.

32. Lessor’s Entry. Except in the case of an emergency and except for permitted entry in the Building #16 Premises and the Building #13 Premises during Lessee’s normal working hours for regularly scheduled maintenance, both of which may occur without prior notice to Lessee, Lessor and Lessor’s agents shall provide Lessee with at least twenty-four (24) hours notice prior to entry of the Building #16 Premises or the Building #13 Premises. Lessor may enter the Building #16 Premises and the Building #13 Premises for any reasonable purpose related to Lessor’s ownership of the property. Such entry by Lessor and Lessor’s agents shall not impair Lessee’s operations more than reasonably necessary and shall comply with Lessee’s reasonable security measures. Lessor and Lessor’s agents shall at all times be accompanied by an employee of Lessee during any such entry except in case of emergency and except for janitorial work. Lessor may enter the Building #16 Premises and the Building #13 Premises without prior notice to Lessee if the Premises are vacant.

33. Attorneys’ Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Building #16 Premises and/or the Building #13 Premises, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys’ fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

34. Compliance with Applicable Requirements.

(a) Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Building #16 Premises and the Building #13 Premises (including but not limited to matters pertaining to industrial hygiene, environmental conditions on, in, under or about the premises, including soil and groundwater conditions, subject to the provisions of Paragraph 9 hereof, and the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Materials (which are addressed in Paragraph 9 hereof)), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Building #16 Premises and/or the Building #13 Premises to comply with any Applicable Requirements. Notwithstanding the foregoing, Lessee shall not be required to cause the premises to comply with any Applicable Requirements requiring alterations or improvements to the building unless such compliance is necessitated solely due to Lessee’s particular use of the premises; provided, that if Lessor makes capital improvements to the premises to comply with such Applicable Requirements, the cost thereof shall be amortized as an Operating Expense pursuant to Paragraph 5(b).

(b) Subject to Paragraph 32, Lessor, Lessor’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the premises (“Lenders”) shall have the right to enter the premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 34(a)), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee’s activities, including but not limited to Lessee’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Materials on or from the premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless an event of default or a breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by. a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the costs and expenses of such inspections. Lessor and Lessee acknowledge and agree that to the extent additional egress is required from the upper floor of the Building #13 Premises, such additional egress shall be deemed an Applicable Requirement hereunder, and shall consist of the stairway set forth in the plan shown in Exhibit C-2, and that Lessee shall be responsible for no more than $100,000 of the costs associated with the design and construction of such stairway, such costs being allocated in accordance with the foregoing provisions relating to the allocation of costs for capital improvements to the Building #13 Premises (and not to Building #13 as a whole) to comply with Applicable Requirements not necessitated by Lessee’s use of the premises.

(c) During the term of this Lease, Lessee shall comply, at Lessee’s expense, with all of the covenants, conditions, and restrictions affecting the premises which are recorded in the Official Records of San Mateo County, California, and which are in effect as of the date of this Lease.

35. Quiet Enjoyment. Upon payment by Lessee of the rent for the Building #16 Premises and the Building #13 Premises and the observance and performance of all of the covenants, conditions, and provisions on Lessee’s part to be observed and performed under this Lease within applicable notice and cure periods, Lessee shall have quiet enjoyment and possession of the Building #16 Premises and the Building #13 Premises for the entire term hereof subject to all of the provisions of this Lease.

36. Lessee’s Right of First Offer.

(a) During the initial term of this Lease, Lessor hereby grants to Lessee the continuing right of first offer to lease all or a portion of the following space in Menlo Business Park: Buildings 13, 17, and 18 of Menlo Business Park described on Exhibit “H” hereto (the “Right of First Offer Space”). Said right of first offer shall be upon the following terms and conditions:

upon the receipt by Lessor of a letter of intent or other written proposal (“First Offer Space Lease Proposal”) from a third party to lease any of the Right of First Offer Space, before entering into a lease of any of the Right of First Offer Space described in the First Offer Space Lease Proposal with any other tenant, Lessor shall deliver to Lessee a written offer (“First Offer”) to lease to Lessee the space described in the First Offer Space Lease Proposal that is currently available for lease, identifying the location of the space by building number and floor, the minimum number of rentable square feet available for lease, the Monthly Base Rent at which the Right of First Offer Space is offered for lease, and the approximate date(s) that the Right of First Offer Space will be available for occupancy. Lessor shall also specify the amount, if any, of any tenant improvement allowance that Lessor is offering for the Right of First Offer Space, or for any portion thereof, and the portion of the Right of First Offer Space, if any, that is offered for lease “as is,” without any tenant improvement allowance. Lessee shall have five (5) business days after receipt of the First Offer within which to give written notice to Lessor of Lessee’s acceptance of Lessor’s First Offer with respect to any or all of the Right of First Offer Space, time being of the essence. Failure of Lessee to deliver such written acceptance within said period of five (5) business days shall be deemed a rejection of the First Offer with respect to all of the Right of First Offer Space.

(b) If Lessee accepts Lessor’s First Offer with respect to any or all of the Right of First Offer Space within the time specified, Lessor and Lessee shall execute and deliver an amendment to this Lease stating that (1) the Right of First Offer Space shall be added to the premises leased by Lessee, and Lessee shall pay the Monthly Base Rent for the Right of First Offer Space specified by Lessor in the First Offer, with increases, if any, specified in the First Offer; (2) Lessee’s Share of the Additional Rent (Operating Expenses and Taxes), as defined in Paragraph 5 hereof, to be paid by Lessee with respect to the Right of First Offer Space leased by Lessee; (3) the Right of First Offer Space shall be leased by Lessee for a term equal to the lesser of thirty six (36) months or the term set forth in the first offer, or for such longer term as to which Lessor and Lessee may mutually agree; (4) the Right of First Offer Space shall be leased to Lessee subject to all of the other terms and provisions of this Lease, except as otherwise specified in Lessor’s First Offer; and (5) if Lessee exercises the option to extend contained in Paragraph 3 of this Lease, the premises leased by Lessee during the option period(s) referred to in this Lease shall include the Right of First Offer Space accepted by Lessee.

(c) If Lessee rejects the First Offer with respect to any or all of the Right of First Offer Space (the “Rejected Space”), Lessor shall have the right, within ninety (90) days after the expiration of said period of five (5) business days referred to in subparagraph (a) above, to lease any or all of the Rejected Space to a third party tenant, but not for a rent or on terms and conditions substantially more favorable to the tenant than those specified in the First Offer. For purposes of the foregoing, and Paragraph 36(d), below, terms for such third party tenant that include materially more favorable Monthly Base Rent or Tenant Improvement Allowances shall be deemed to be substantially more favorable. If Lessor is not successful in so leasing all of the Rejected Space, Lessee’s right of first offer to lease shall again apply with respect to the Rejected Space that Lessor does not so lease.

(d) If Lessee rejects the First Offer with respect to any or all of the Right of First Offer Space and Lessor succeeds in leasing any or all of the Rejected Space within ninety (90) days after the expiration of said period of five (5) business days referred to above, for a rent and upon terms and conditions not substantially more favorable to the tenant than those specified in the First Offer, for a term not less than the lesser of thirty-six (36) months or the term set forth in the first offer, Lessee’s right of first offer with respect to the Rejected Space that Lessor has leased to the third party shall terminate and shall be of no further force or effect thereafter.

37. General Provisions.

(a) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

(b) Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee’s interest in this Lease.

(c) The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

(d) This Lease is and shall be considered to be the only and entire agreement between the parties hereto and their representatives and agents. All proposals, letters of intent, negotiations, and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

(e) The laws of the State of California shall govern the validity, performance, and enforcement of this Lease. Notwithstanding which of the parties may be deemed to have prepared this Lease, this Lease shall not be interpreted either for or against Lessor or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

(f) Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

(g) Recourse by Lessee for breach of this Lease by Lessor shall be expressly limited to the amount of Lessor’s interest in the premises which are the subject of this Lease and the rents, issues, insurance, condemnation, and sales proceeds actually received by Lessor, and profits therefrom, and in the event of any such breach or default by Lessor Lessee hereby waives the right to proceed against any other assets of Lessor or against any other assets of any manager or member of Lessor.

(h) Any provision or provisions of this Lease which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(i) This Lease may be modified in writing only, signed by the parties in interest at the time of such modification.

(j) Each party represents to the other that the person signing this Lease on its behalf is properly authorized to do so, and in the event this Lease is signed by an agent or other third party on behalf of either Lessor or Lessee, written authority to sign on behalf of such party in favor of the agent or third party shall be provided to the other party hereto either prior to or simultaneously with the return to such other party of a fully executed copy of this Lease.

(k) No binding agreement between the parties with respect to the premises which are the subject of this Lease shall arise or become effective until this Lease has been duly executed by both Lessee and Lessor and a fully executed copy of this Lease has been delivered to both Lessee and Lessor.

(l) Lessor and Lessee acknowledge that the terms and conditions of this Lease constitute confidential information of Lessor and Lessee. Each party shall use its reasonable good faith efforts to prevent the dissemination orally or in written form, of this Lease, lease proposals, lease drafts, or other documentation containing the terms, details or conditions contained herein to any third party without obtaining the prior written consent of the other party, except to the attorneys, accountants, lenders, investors, potential investors, potential business or merger partners, potential subtenants and assignees, or other authorized business representatives or agents of the parties, or except to the extent required to comply with applicable laws, including any filings by Lessee pursuant to state or federal securities laws. Neither Lessor nor Lessee shall make any public announcement of the consummation of this Lease transaction without the prior approval of the other party. A violation of this subparagraph (l) shall not permit either party to terminate this Lease.

(m) Except as otherwise provided in Paragraph 23(c) and Paragraph 31 hereof, the rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

(n) Except as provided in Paragraph 20, Lessor and Lessee waive any claim for consequential damages which one may have against the other for breach of or failure to perform or observe the requirements and obligations created by this Lease.

(o) Lessor and Lessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the premises which are the subject of this Lease and/or any claim of injury or damage, and any statutory remedy.

(p) This Lease shall not be recorded.

(q) Whenever this Lease requires an approval, consent, determination, selection or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

(r) Any expenditure by a party permitted or required under this Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

(s) Lessee shall have the unimpeded access and right to do shipping and receiving using the roll-up doors in Building #16 and Building #13.

(t) Lessor shall investigate the feasibility of relocating or removing the trailers located across from the Building #16 Premises (if not already removed).

(u) Lessor shall provide as an Operating Expense of Menlo Business Park a roving security patrol in Menlo Business Park, 24 hours per day, 7 days per week, 365 days per year.

IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

“Lessor”

MENLO BUSINESS PARK, LLC a California limited liability company

By:	/s/ J. O. Oltmans, II
J. O. Oltmans, II, Manager

By:	/s/ James R. Swartz
James R. Swartz, Manager

“Lessee”

PACIFIC BIOSCIENCES OF CALIFORNIA, INC., a Delaware corporation

By:	/s/ Hugh Martin
Its Chairman and CEO

By:
Its

LEGAL DESCRIPTION

1505 Adams Drive (Existing Premises)

Lot 16, as shown on that certain map entitled “MELO BUSINESS PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA” filed April 9, 1984 in Book 111 of Maps at pages 50, 51 and 52 of Official Records of the County of San Mateo, State of California.

A.P. No.: 055-474-060 JPN 111 050 000 16 T

055-474-050

EXHIBIT “A-1”

LEGAL DESCRIPTION

1525 O’Brien Drive (Expansion Premises)

Parcel 2 as shown on that certain map entitled “MENLO BUSINESS PARK PARCEL MAP FOR MERGER OF PARCELS B AND C AS SHOWN ON MAP FILED AUGUST 19, 1986 IN VOLUME 57 OF PARCEL MAPS AT PAGES 86-87 AND LOTS 17 AN 18 OF THE TRACT OF MENLO BUSINESS PARK FILED APRIL 9, 1984 IN VOLUME 111 OF MAPS AT PAGES 50-52, SAN MATEO COUNTY RECORDS MENLO PARK SAN MATEO COUNTY CALIFORNIA”, filed February 28, 1990 in Book 61 of Parcel Maps at Pages 94 and 95, Records of San Mateo County, State of California.

A.P. No.: 055-474-150 JPN 111 050 000 0012 T

111 050 000 0013T

111 050 000 0022T

111 050 000 0023T

EXHIBIT “A-2”

MENLO BUSINESS PARK MASTER PLAN

so. pacific
to
dumborton
bridge
2
3
16
15
17
18
14
13
7
9
10
11
kavanaugh drive

area map

project tabulation

4	113 717.710			57417	33	4y	
1	4 07 157.007	17.1.04 7		—	50	10	16y
1	1 02	7,500	7.100		17		
				3 110	30		30
						.10 2	
7	353	4.734	46 7C1	7916	30	47	777
	167	30.736	13.150	6949	3P	41	1
1	31577114NI		341305	20 370	a	Si	1111
	111	49	07	73570	111		
	1 3 1 7	01 12,1111		11950	30	21	134
4	1.					1	530
5	366	5,710	50.394	7336	34	43	114
17	1 15	11,110	11.300	11 am	27		105
17 1	11 04	4.540	43.240	30.710	0-6,	3	432
701.45 47 60	613.703	004,111	309 031				

demi ivoi,

evveaeuon anve

MENLO BUSINESS PARK

master plan

THE LEWIS Ape TARLTON COWART • E/CLUSlyE AGENTS - FAISt
0413.0295 A DEVELOPMENT SY MENLO OLTSENESS PARA JOWT VEHTuRE
DESIGN & ENGINEERING SYSTEMS • ARCHITECTS ENGFEERS PLANNERS

EXHIBIT “B”

FLOOR PLAN

1505 ADAMS DRIVE (EXISTING PREMISES)

SUITE "D"	
1st FLR.:	4,840 S.F.
2nd FLR.:	4,500 S.F.
Elec/ATM Alloc.:	77 S.F.
TOTAL:	9,417 S.F.

SUITE "C"	
1st FLR.:	4,845 S.F.
2nd FLR.:	2,127 S.F.
Elec/ATM Alloc.:	58 S.F.
TOTAL:	7,030 S.F.

SUITE "B"	
1st FLR.:	6,900 S.F.
2nd FLR.:	4,265 S.F.
Elec/ATM Alloc.:	90 S.F.
TOTAL:	11,255 S.F.

SUITE "A"	
1st FLR.:	2,522 S.F.
2nd FLR.:	0 S.F.
Elec/ATM Alloc.:	21 S.F.
TOTAL:	2,543 S.F.

LOBBY
STG.
ASSEMBLY
JAN.
EQPM.
VEST.
CLEAN RM.
LAB.
LAB.
R & D LAB.
SHIPPING
VEST.
LAB
W
M
SHOWER
SHOP
MACHINE SHOP
MACHINE SHOP
LOBBY
LABORATORY
LAB
LABORATORY
LAB.
W
M
OPEN OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
SHIPPING
EQPM. ROOM
FOOD PREP.
DINING AREA
ATM
KITCHEN
ELECTRICAL ROOM
44'-0"
44'-0"
63'-8"
25'-0"
176'-0"
FEET
20
5
10
0

TARLTON PROPERTIES

EXCLUSIVE AGENTS
TEL. 650 . 330 . 3600
FAX. 650 . 330 . 3635

A.T.M.	54 S.F.
ELECTRIC RM.	195 S.F.
RENTABLE (DRIP-LINE) SQ. FT.	
1ST FLOOR	19,380 S.F.
2ND FLOOR	10,860 S.F.
TOTAL	30,240 S.F.

FIRST FLOOR PLAN

DATE: APRIL 21, 2004

MENLO · BUSINESS · PARK

BUILDING 16

1505 ADAMS DRIVE, MENLO PARK

EXHIBIT “C-1”

FLOOR PLAN

1505 ADAMS DRIVE (EXISTING PREMISES)

SUITE "D"		SUITE "C"		SUITE "B"		SUITE "A"	
1st FLR.:	4,840 S.F.	1st FLR.:	4,840 S.F.	1st FLR.:	6,909 S.F.	1st FLR.:	2,522 S.F.
2nd FLR.:	4,500 S.F.	2nd FLR.:	2,127 S.F.	2nd FLR.:	4,253 S.F.	2nd FLR.:	0 S.F.
Elec/ATM Alloc.:	77 S.F.	Elec/ATM Alloc.:	58 S.F.	Elec/ATM Alloc.:	93 S.F.	Elec/ATM Alloc.:	21 S.F.
TOTAL:	9,417 S.F.	TOTAL:	7,025 S.F.	TOTAL:	11,255 S.F.	TOTAL:	2,543 S.F.

P.O.
BREAK ROOM
OPEN OFFICE
CAB.
CONF.
Q.C. & MATERIAL CONTROL
OPEN TO BELOW
44'-0"
67'-0"
172'-0"
FEET
20
5
10
0

TARLTON
EXCLUSIVE AGENTS
TEL. 650 . 330 . 3600
FAX. 650 . 330 . 3636

A.T.M.	54 S.F.
ELECTRIC RM.	195 S.F.
RENTABLE (DRIP-LINE) SQ. FT.	
1ST FLOOR	19,360 S.F.
2ND FLOOR	10,880 S.F.
TOTAL	30,240 S.F.

SECOND FLOOR PLAN

DATE: APRIL 21, 2004

MENLO · BUSINESS · PARK

BUILDING 16

1505 ADAMS DRIVE, MENLO PARK

EXHIBIT “C-1”

FLOOR PLAN

1525 O’BRIEN DRIVE (EXPANSION PREMISES)

SUITE "A"		SUITE "B"		SUITE "C"	
1st FLR.:	21,176 S.F.	1st FLR.:	21018 S.F.	1st FLR.:	6,720 S.F.
2nd FLR.:	10,304 S.F.	2nd FLR.:	14897 S.F.	2nd FLR.:	0 S.F.
Elec. Alloc.:	80 S.F.	Elec. Alloc.:	80 S.F.	Elec. Alloc.:	17 S.F.
TOTAL:	31,560 S.F.	TOTAL:	36,003 S.F.	TOTAL:	6,737 S.F.

STG.
UTILITY YARD
STG.
STAGING
ELEC. ROOM
UPS
INVENTORY
R & D
PARTS
LAB
S & R
STERILE QUARANTINE
TRANS.
RECEIVING INSPECTION
CLEAN ROOM
CLEAN RM.
LAB
SHOP
LAB
P.O.
LAB
LAB.
W
M
M
KITCHEN
CONF.
SERVERY
CONF.
CONF.
CLEAN ROOM
LAB.
LAB.
JAN
COFFEE
IDF
P.O.
GOWN RM.
JAN.
STG.
CONF.
STG.
BREAK
DINING
DINING
OPEN OFFICE
P.O.
OPEN OFFICE
CONF.
LOBBY
CONF.
SUITE "B"
PATIO
CONF.
LINE OF (N) LOBBY
FEET

ELECTRIC RM.	185 S.F.
RENTABLE (DRIP-LINE) SQ. FT.	
1ST FLOOR	49,099 S.F.
2ND FLOOR	25,201 S.F.
TOTAL	74,300 S.F.

FIRST FLOOR PLAN

DATE: SEPT. 27, 2006

TARLTON PROPERTIES

EXCLUSIVE AGENTS

TEL. 650 . 330 . 3600

FAX. 650 . 330 . 3636

MENLO · BUSINESS · PARK

BUILDING 13

1525 O'BRIEN DRIVE, MENLO PARK

EXHIBIT “C-2”

FLOOR PLAN

1525 O’BRIEN DRIVE (EXPANSION PREMISES)

SUITE "A"	
1st FLR.:	21,176 S.F.
2nd FLR.:	10,304 S.F.
Elec. Alloc.:	80 S.F.
TOTAL:	31,560 S.F.

SUITE "B"	
1st FLR.:	21018 S.F.
2nd FLR.:	14897 S.F.
Elec. Alloc.:	88 S.F.
TOTAL:	36,003 S.F.

OPEN TO BELOW
OPEN TO BELOW
CONF.
P.O.
P.O.
P.O.
OPEN OFFICE
M
W
FILE
OPEN OFFICE
OM
COPY/ MAIL
CONF.
BALCONY
IT
BREAK RM.
OPEN OFFICE

TARLTON PROPERTIES
EXCLUSIVE AGENTS
TEL. 650 . 330 . 3600
FAX. 650 . 330 . 3636

ELECTRIC RM. 185 S.F.

RENTABLE (DRIP-LINE) SQ. FT.	
1ST FLOOR	49,099 S.F.
2ND FLOOR	25,201 S.F.
TOTAL	74,300 S.F.

SECOND FLOOR PLAN

DATE: SEPT. 27, 2006

MENLO · BUSINESS · PARK
BUILDING 13
1526 O'BRIEN DRIVE, MENLO PARK

EXHIBIT “C-2”

DESCRIPTION OF CUBICLE SYSTEMS TO BE INSTALLED, AND EXISTING

FURNITURE REMAINING IN BUILDING #13 PREMISES

I.	Cubicle Systems to be installed in Building #13 Premises by Lessee Approximately 100, 6’ X 8’ used cubicles, each including 1 pedestal and 1 shelf.

II.	Lessor Furniture Remaining in Building #13 Premises as of Commencement Date

A.	Qty 5 - wood desks approx 7 ft

B.	1 maple wood conference room table approx. 14 ft with 13 black chairs

C.	4 gray café tables

D.	2 cork boards hanging in the kitchen

EXHIBIT “D”

1525 O’BRIEN DRIVE COMMENCEMENT MEMORANDUM

Re:	Amended and Restated Lease dated December 17, 2007 between MENLO BUSINESS PARK, LLC, a California limited liability company, Lessor, and PACIFIC BIOSCIENCES OF CALIFORNIA, INC., a Delaware corporation, Lessee (the “Lease”), concerning the premises consisting of the building commonly known as Building #16, 1505 Adams Drive, Menlo Park, California (the “1505 Adams Drive Premises”), and the premises consisting of 31,560 rentable square feet in the building commonly known as Building #13, 1525 O’Brien Drive, Menlo Park, California (the “1525 O’Brien Drive Premises”).

In accordance with the subject Lease, Lessor and lessee confirm and agree as follows:

1. That Lessee is currently in possession of the 1505 Adams Drive Premises.

2. That the 1525 O’Brien Drive Premises have been accepted herewith by the Lessee, except as noted on the attached.

3. That the Lessee has possession of the 1525 O’Brien Drive Premises and acknowledges that under the provisions of the subject Lease, the Term of the Lease of the 1525 O’Brien Drive Premises commenced on             , 2008 (the “Commencement Date”), and shall expire on last day of the forty-first (41st) full calendar month after the Commencement Date.

4. That in accordance with the provisions of the Lease, rent commences to accrue with respect to the 1525 O’Brien Drive Premises on             , 2008, which is the Commencement Date.

5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Rent checks shall be made payable to Menlo Business Park, LLC, c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California 94301.

AGREED AND ACCEPTED

LESSEE:		LESSOR:

PACIFIC BIOSCIENCES OF CALIFORNIA, INC., a Delaware corporation		MENLO BUSINESS PARK, LLC, a California limited liability company

By:		By:
Name:			, Manager
Its:
By:
Date:	, 2008		, Manager
		Date:	, 2008

EXHIBIT “E”

EXHIBIT G

See Page 2
remove wall
New wall

LEGEND

- (E) DOOR AND PARTITIONS TO REMAIN
- (N) DOOR AND PARTITIONS
- (N) CURTAIN

KEY NOTE

1. REPLACE (E) DOOR AND GLAZING WITH ROLL-UP DOOR FROM BUILDING 16 (SWITCH DOOR AND GLAZING TO BUILDING 16)

GENERAL NOTES

CUBICALS: 51 PERSONS
OFFICES: 9 (1 PERSON EACH)

existing plumbing
A- Sink w/ eyewash
B- Sink

N

DES ARCHITECTS ENGINEERS

Partial First Level Floor Plan @ Suite A

Pacific Biosciences
Suite A, Building 13, 1525 O'Brien Drive, Menlo Park, CA 94025

1/16"=1'-0"

SK-1.1

EXHIBIT G

TYPICAL 3 ROOMS
12^{6}
14^{6}
(N) ULTRA.WALL
5^{0}
9^{0}
14^{7}
TYPICAL 6 ROOM
5^{4}
SOFT WALL
(N) ULTRA WALL
(N) ULTRA WALL
20^{0}
TYPICAL 1 ROOM
14^{6}
7^{0}
22^{0}
SOFT WALL
10^{0}
TYPICAL 4 ROOMS
14^{6}
5^{0}
4^{0}

3 EACH 12^{6} x 14^{6} ULTRA.WALL LABS
6 EACH 9^{0} x 14^{7} SOFT WALL LABS
1 EACH 14^{6} x 20^{0} SOFT WALL LAB
4 EACH 10^{0} x 14^{6} SOFT WALL LABS

EXHIBIT G

N

LEGEND

(E) DOOR AND PARTITIONS TO REMAIN

(N) DOOR AND PARTITIONS

(N) GLAZING

GENERAL NOTES

CUBICALS: 55 PERSONS
OFFICES: 27 PERSONS

DES ARCHITECTS ENGINEERS
399 Bradford Street
Redwood City, CA 94063
Tel: 650.364.6453
Fax: 650.364.2618
www.des-ae.com

Partial Second Level Floor Plan @ Suite A

Pacific Biosciences
Suite A, Building 13, 1605 O'Brien Drive, Menlo Park, CA 94025

1/16"=1'-0"

SK-1.2

RIGHT OF FIRST OFFER SPACE

so. pacific r.r.
pg&e easement
to dumbarton bridge
university ave.
to willow road
kavanaugh drive
2
3
5
6
7
9
10
11
13
14
15
16
17
18

MENLO BUSINESS PARK

master plan

EXHIBIT “H”